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                                                                       Exhibit 2

                                                                  EXECUTION COPY

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                              INVESTMENT AGREEMENT

                          DATED AS OF OCTOBER 14, 2004

                                 BY AND BETWEEN

                                 GADZOOKS, INC.
                                       AND

               EACH OF THE SEVERAL PURCHASERS NAMED IN SCHEDULE I

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                              INVESTMENT AGREEMENT

      INVESTMENT AGREEMENT is made as of October 14, 2004, by and between Gadzooks, Inc., a Texas corporation (the "Company"), and each of the several purchasers listed on Schedule I (each, a "Purchaser"). Except as otherwise indicated in this Agreement, capitalized terms used in this Agreement are defined in Section 9.01.

                                    RECITALS

      On February 3, 2004, the Company filed a voluntary petition under chapter 11 of the Bankruptcy Code (the "Reorganization Case") with the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court").

      On June 3, 2004, the United States Trustee in the Reorganization Case appointed the Official Committee of Equity Security Holders to represent the interests of holders of equity of the Company (the "Equity Committee").

      As soon as reasonably practicable following the execution and delivery of this Agreement, but no later than October 30, 2004, the Company will file the Reorganization Plan and the Disclosure Statement with the Bankruptcy Court which will provide for the transactions contemplated by this Agreement on the terms and conditions set forth below.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, and in consideration of the covenants and agreements contained in this Agreement, the parties to this Agreement hereby agree as follows:

                                    ARTICLE 1
                                THE TRANSACTIONS

            1.01 Rights Offering. Pursuant to the Reorganization Plan, the Company will offer non-transferable rights to purchase shares of New Common Stock for an aggregate purchase price of $25,000,000 on the terms and conditions specified in the Reorganization Plan (the "Rights Offering"). Each Purchaser that is eligible to participate in the Rights Offering (other than pursuant to this Agreement) will subscribe for and purchase no less than the lesser of (a) the number of shares of New Common Stock underlying the rights distributed with respect to 550,000 shares of Old Common Stock in the Rights Offering and (b) the maximum number of shares of New Common Stock underlying the maximum number of Rights allocable to such Purchaser in the Rights Offering (which, for the avoidance of doubt, excludes any Standby Shares that such Purchaser is required to purchase pursuant to Section 1.02), on the terms and conditions set forth in the Rights Offering.

            1.02. Standby Commitment to Purchase Standby Securities. On the basis of the representations, warranties, covenants, and agreements set forth in this Agreement and on the terms and subject to the conditions of this Agreement, at the Standby Closing, each Purchaser, severally and not jointly, agrees to purchase a

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number of Standby Securities from the Company equal to such Purchaser's Standby
Commitment Percentage multiplied by the aggregate number of Unsubscribed Shares, and the Company agrees to issue and sell such number of Standby Securities to each such Purchaser, at the Standby Purchase Price. The Company will give each of the several Purchasers notice of the number of Unsubscribed Shares not less than four Business Days before the Standby Closing Date. Each Purchaser will determine the number of Standby Shares and Purchased Warrants that will comprise the Standby Securities for such Purchaser; provided, that the sum of the number of Standby Shares and Underlying Shares subject to the Purchased Warrants for such Purchaser must equal such Purchaser's Recalculated Standby Commitment Percentage multiplied by the number of Unsubscribed Shares. Each Purchaser will notify the Company of such determination before the close of business on the third Business Day before the Standby Closing Date. The exercise price of, and the number of Underlying Shares subject to, the Purchased Warrants will be subject to adjustment as provided in the Purchased Warrants.

            1.03 Compensation Warrants. In consideration of the agreements of the several Purchasers set forth in this Agreement, the Company agrees to issue and sell to each of the several Purchasers as of the closing of the purchase and sale of the Standby Securities (the "Standby Closing"), a warrant to purchase shares of New Common Stock in substantially the form of Exhibit A (the "Compensation Warrants"). The initial number of Underlying Shares subject to Compensation Warrants issued to each Purchaser will be based on each Purchaser's pro rata share of the Standby Securities as determined by the Standby Commitment Percentage of each such Purchaser. The exercise price of, and the number of shares of Underlying Shares subject to, the Compensation Warrants will be subject to adjustment as provided in the Compensation Warrants.

            1.04 The Standby Closing. The Standby Closing will take place at 10:00 a.m. (prevailing Central time), on the third Business Day after the last of the conditions set forth in Articles 5 and 6 of this Agreement have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at the Standby Closing, but subject to the fulfillment or waiver of those conditions), but in no event earlier than three Business Days after the closing of the Rights Offering, at the offices of Akin Gump Strauss Hauer & Feld, LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas unless another time, date, or place is agreed upon in writing by the Company and the Purchasers holding at least a majority in dollar amount of Standby Funding Commitments (the "Majority Purchasers"). The date on which the Standby Closing actually occurs are referred to in this Agreement as the "Standby Closing Date."

            1.05 Deliveries at the Standby Closing. At the Standby Closing:

            (a) The Company will deliver to each Purchaser the Standby Securities to be purchased by such Purchaser, registered in such Purchaser's name;

            (b) Each Purchaser will deliver to the Company the aggregate Standby Purchase Price for the Standby Securities to be issued by the Company to such

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      Purchaser, by wire transfer of immediately available funds on the Standby
      Closing Date to a bank account designated in writing by the Company at least two Business Days prior to the Standby Closing Date; and

            (c) All other documents required to be delivered by any party pursuant to this Agreement will, to the extent not previously delivered, be delivered by such party.

            1.06 Defaulting Purchaser.

            (a) If any Purchaser defaults in its obligation to purchase the Standby Securities that it is obligated to purchase under this Agreement, the non-defaulting Purchasers may, in their discretion, arrange for themselves or another party or other parties to purchase such Standby Securities on the terms and conditions contained in this Agreement. If within five Business Days after such default by any Purchaser, the Majority Purchasers (excluding any defaulting Purchaser) notify the Company that the non-defaulting Purchasers have not arranged for the purchase of such Standby Securities, then the Company will be entitled to a further period of 30 days within which to procure another party or other parties to purchase such Standby Securities on such terms. The term "Purchaser" as used in this Agreement will include any Person substituted under this Section 1.06 with the same effect as if such Person had originally been a party to this Agreement with respect to such Standby Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Standby Securities of a defaulting Purchaser as provided in Section 1.06(a), Standby Securities of the defaulting Purchaser remain unpurchased, then the Company will have the right to require each non-defaulting Purchaser, severally and not jointly, to purchase (i) the number of Standby Securities provided in Section 1.02 and, in addition,
      (ii) its pro rata share (based on the Recalculated Standby Commitment Percentages of the non-defaulting Purchasers) of the Standby Securities of such defaulting Purchaser for which such arrangements have not been made; provided that, the aggregate amount required to be purchased by such non-defaulting Purchaser pursuant to clauses (i) and (ii) will not exceed such Purchaser's Standby Funding Commitment. Nothing in this Agreement will relieve any defaulting Purchaser from liability for its default. In the event any non-defaulting Purchaser purchases Standby Securities of any such defaulting Purchaser, the Standby Commitment Percentages of the non-defaulting Purchasers will be automatically adjusted to give effect to such purchases.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to each Purchaser to enter into this Agreement and to consummate the Transactions, the Company hereby represents and warrants to each Purchaser as follows:

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            2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas and, subject to the applicable Orders by the Bankruptcy Court, has full corporate power and authority to conduct its business as currently conducted, to own, use, and lease its Assets and Properties, and to consummate the Transactions. The Company is duly qualified, licensed, or admitted to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified or in good standing would reasonably be expected to result in a Material Adverse Effect.

            2.02 Capitalization.

            (a) As of the date of this Agreement, the authorized capital stock of the Company consists solely of 25,000,000 shares of Old Common Stock, of which 9,174,000 shares are issued and outstanding, and 1,000,000 shares of preferred stock, of which 25,000 shares have been designated as Series A Junior Participating Preferred Stock, none of which is issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. As of the date of this Agreement, and except as contemplated in this Agreement, there are no Derivative Securities of the Company outstanding or Contracts by which the Company is or may become bound to issue additional shares of capital stock other than (i) 2,800,000 shares of Old Common Stock issuable upon conversion of the Company's convertible notes and (ii) 1,549,032 shares of Old Common Stock issuable upon exercise of options issued pursuant to the Company's stock option plans for employees and directors. There are no preemptive rights or rights of first refusal or similar rights that are binding on the Company permitting any Person to subscribe for or purchase from the Company shares of its capital stock. As of the Standby Closing Date and after giving effect to the Reorganization Plan, all of the outstanding shares of New Common Stock will have been duly and validly issued and will be fully paid and nonassessable and issued in compliance with all applicable Law. As of the Standby Closing Date and after giving effect to the Reorganization Plan, there will be no outstanding Derivative Securities of the Company or Contracts by which the Company is or may become bound to issue additional shares of capital stock other than the Warrants and as provided in the Reorganization Plan As of the Standby Closing Date and after giving effect to the Reorganization Plan, there will no preemptive rights or rights of first refusal or similar rights that are binding on the Company permitting any Person to subscribe for or purchase from the Company shares of its capital stock. To the knowledge of the Company there are no facts or circumstances that could reasonably lead to the Company not being eligible for listing on recognized interdealer quotation system immediately after the Standby Closing Date.

            (b) Upon issuance of the New Common Stock and payment of the Standby Purchase Price in accordance with the terms of this Agreement and the Right Offering, the shares so issued to the several Purchasers under this Agreement and in the Rights Offering will be duly authorized, validly issued, fully

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      paid, and nonassessable, and free and clear of any adverse claims, restrictions on transfer, and preemptive or similar rights. The Warrants will, upon their issuance to the several Purchasers under the terms of this Agreement (subject to entry of the applicable Orders by the Bankruptcy Court), constitute the binding obligations of the Company, enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. When issued upon the exercise of the Warrants and payment of the exercise price thereof, the Underlying Shares will be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of any adverse claims, restrictions on transfer, or statutory preemptive or similar rights. Assuming issuance in accordance with the terms of the Warrants, the Underlying Shares will be issued in compliance with all applicable Law.

            2.03 Authority Relative to this Agreement and the Operative Agreements. The Company has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is party and, subject to the entry of the applicable Orders by the Bankruptcy Court, to perform its obligations under this Agreement and under the Operative Agreements and to consummate the Transactions. The execution, delivery, and performance of this Agreement and the Operative Agreements to which the Company is a party by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by the Board of Directors of the Company and, subject to the entry of the applicable Orders by the Bankruptcy Court, no other action on the part of the Company or any or its stockholders is necessary to authorize the execution, delivery, and performance of this Agreement and the Operative Agreements to which it is a party and the consummation by each of them of the Transactions. This Agreement and the Operative Agreements to which the Company or any Subsidiary is a party have been or will on the Standby Closing Date be duly and validly executed and delivered by the Company or such Subsidiary, as the case may be, and will, subject to the entry of the applicable Orders by the Bankruptcy Court, constitute legal, valid, and binding obligations of the Company or such Subsidiary, as the case may be, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

            2.04 Subsidiaries. Except as set forth in the SEC Documents, the Company does not have any Subsidiaries or own any capital stock of, assets comprising the business of, material obligations of, or any other equity or other ownership interest in, any Person. Each Subsidiary is an entity duly organized or formed, validly existing, and in good standing under the Laws of its jurisdiction of formation and has full power and authority to conduct the business conducted by it and to own, use, and lease its Assets and Properties. Each Subsidiary is duly qualified, licensed, or admitted to do business as a foreign entity and is in good standing in each jurisdiction where the failure to be so qualified and in good standing would reasonably be expected to result in a Material Adverse Effect. All of the outstanding equity interests

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of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or a Wholly-Owned Subsidiary free and clear of all Liens, except Permitted Liens. There are no Derivative Securities of any Subsidiary outstanding or Contracts by which any Subsidiary is or may become bound to issue additional shares of capital stock or any other equity or ownership interest, and there are no preemptive rights or Contracts to issue preemptive rights with respect to the issuance or sale of any Subsidiary's shares of capital stock or any other equity or ownership interest.

            2.05 No Conflicts; Consents; Notices. The execution and delivery by the Company of this Agreement do not, and the execution and delivery by the Company and each of the Subsidiaries of the Operative Agreements to which any of them is a party do not, and the performance by the Company and each of the Subsidiaries of their respective obligations under this Agreement and such Operative Agreements and the consummation of the Transactions do not, and at any relevant time prior to the Standby Closing and at the Standby Closing, will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the charter documents or bylaws (or equivalent governing documents) of the Company or any of the Subsidiaries;

            (b) subject to the entry of the applicable Orders by the Bankruptcy Court, conflict with or result in a violation or breach of any term or provision of any material Law or Order applicable to the Company, any of the Subsidiaries, or any of their respective Assets and Properties; or

            (c) subject to filings with and the entry of the applicable Orders by the Bankruptcy Court, (i) conflict with or result in a material violation or breach of; (ii) constitute (with or without notice or lapse of time or both) a material default under; (iii) require the Company or any Subsidiary to obtain any consent, approval, or action of, make any filing with or give any notice to, any Person as a result or under the terms of (other than any consent, approval, action, filing or notice that was already obtained, given, or made); (iv) result in or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to; (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated, or guaranteed payments (including bonus payments, retention payments, success fees, or similar payments) under; or (vi) result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Company or any Subsidiary or any of their respective material Assets and Properties, in any such case under any material Contract or License to which the Company or any Subsidiary is a party or by which any of their respective material Assets and Properties is bound.

            2.06 Governmental Approvals and Filings. Except for filings with and the entry of the applicable Orders by the Bankruptcy Court, such other filings as have been made prior to the date hereof and such additional filings as may be required to be filed by the Company pursuant to Federal and state securities laws relating to issuances and

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sales of securities, there is no material consent, approval, or action of, filing with, or notice to, any Governmental or Regulatory Authority on the part of the Company or any Subsidiary required as a prerequisite to the execution, delivery, and performance of this Agreement or any of the Operative Agreements to which any of them is a party or the consummation of the Transactions by them.

            2.07 SEC Reports. Since January 31, 2002, except for the filing of
(a) a Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004 (the "May 2004 10-Q"), (b) a Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2004 (the "August 2004 10-Q"), and (c) to the extent not filed, any other periodic reports (other than a Current Report on Form 8-K) required to be filed by the Company with the SEC pursuant to the Exchange Act between the date of this Agreement and the Standby Closing Date (the "Omitted Filings"), the Company has filed in a timely manner all reports, schedules, forms, statements, and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including without limitation, all current reports on Form 8-K (all of the foregoing filed prior to the date of this Agreement and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being the "SEC Documents"). Each of the SEC Documents, as of the respective dates on which they were filed (or, if amended or superseded by a filing prior to the Standby Closing Date, on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date of this Agreement, complied in all material respects with the requirements of the Exchange Act applicable to such SEC Document. There is no material fact or circumstance, including financial and statistical data, required to be disclosed pursuant to the reporting requirements of the Exchange Act that has not been disclosed in writing to the several Purchasers.

            2.08 Sarbanes-Oxley Certifications. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and required to be included with periodic reports under the Exchange Act, other than in respect of the May 2004 10-Q, the August 2004 10-Q, and the Omitted Filings. Such certifications contain no qualifications or exceptions to the matters certified and have not been modified or withdrawn. Neither the Company nor any of its officers has received notice from any Governmental or Regulatory Authority questioning or challenging the accuracy, completeness, form, or manner of filing or submission of such certifications.

            2.09 Financial Statements; Underlying Books and Records; Internal Accounting Controls.

            (a) The Company has provided the several Purchasers true and complete copies of (i) the unaudited balance sheet of the Company as of August 28, 2004 and the related unaudited statements of income and cash flows

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      for the seven months then ended, and (ii) the consolidated financial statements of the Company contained in the SEC Documents (clauses(i) and (ii) being, the "Financial Statements"). Except as described therein, the Financial Statements complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in accordance with GAAP, the consolidated financial condition, results of operations, changes in stockholders equity, and cash flow of the Company and the Subsidiaries as of their respective dates and for the respective periods covered thereby, except, in the case of unaudited Financial Statements, for the absence of footnotes and except for year-end adjustments, which were not material in amount.

            (b) The Books and Records accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, liabilities of, and the results of operations of, the Company and the Subsidiaries, on a consolidated and consolidating basis all to the extent required by GAAP.

            (c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            2.10 Absence of Changes. Except as expressly contemplated by this Agreement and by the Operative Agreements or the Reorganization Plan or disclosed in the SEC Documents, there has not occurred since January 31, 2004 any of the following actions:

            (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock (or equity or other ownership interests) of the Company or any Subsidiary (other than dividends or distributions by a Subsidiary to the Company), or any direct or indirect redemption, purchase, or other acquisition by the Company or any Subsidiary of any such capital stock (or equity or other ownership interests) of the Company or any Subsidiary;

            (b) except for the execution, delivery, and performance by the Company of this Agreement and the Operative Agreements, except for the consummation of the Transactions, and except as expressly described in the Reorganization Plan, any authorization, issuance, sale, or other disposition by the Company or any Subsidiary of any shares of capital stock (or equity or other ownership interests) of the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock (or equity or other ownership interests) of the Company or any Subsidiary;

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            (c) other than in the ordinary course of business consistent with past practice or as otherwise permitted by an Order of the Bankruptcy
      Court: (i) any increase of salary, rate of commissions, or rate of consulting fees of any current or former officer, director, holder of capital stock or other equity or ownership interests, or employee or consultant of the Company or any Subsidiary; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions, or directors' or consulting fees) to any current or former officer, director, holder of capital stock or other equity or ownership interests, or employee or consultant of the Company or any Subsidiary; or (iii) any adoption, entering into, amendment, modification, or termination (partial or complete) of any Benefit Plan;

            (d) any incurrence by the Company or any Subsidiary of Indebtedness (other than incurrence of Indebtedness under the Credit Facility and the Seasonal Credit Facility) or any purchase, cancellation, prepayment, or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary (except pursuant to the Reorganization Plan or Order of the Bankruptcy Court);

            (e) any material physical damage, destruction, or other casualty loss (whether or not covered by insurance) affecting any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $250,000;

            (f) any purchase of any Assets and Properties of any Person by the Company or any Subsidiary or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than in the ordinary course of business of the Company or any Subsidiary consistent with past practice and the terms of this Agreement;

            (g) except for modifications to store leases disclosed to the Purchasers prior to the date of this Agreement, any amendment, modification, termination (partial or complete), or granting of a waiver under or giving any consent with respect to (i) any material Contract to which the Company or any Subsidiary is bound, or to which any of their Assets or Properties are subject (other than with respect to the Credit Facility); (ii) any material License held by the Company or any Subsidiary; or (iii) any material Intellectual Property of the Company or the Subsidiaries;

            (h) any capital expenditures or commitments for additions to Assets and Properties of the Company or any Subsidiary constituting capital assets in an aggregate amount exceeding $100,000;

            (i) any change in the accounting or Tax methods or procedures of the Company or any Subsidiary or any other transaction involving or development

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      adversely affecting in any material respect the Company or any Subsidiary outside the ordinary course of business consistent with past practice;

            (j) the entering into of any settlement by the Company or the Subsidiaries of any material litigation affecting the Company or any Subsidiary; or

            (k) the entering into of any agreement or any commitment to do any of the foregoing, including with respect to any Strategic Transaction not otherwise restricted by the foregoing paragraphs, except as expressly contemplated by this Agreement, the Operative Agreements, or the Reorganization Plan.

            2.11 No Undisclosed Liabilities. Except as disclosed in the SEC Documents, there are no Liabilities of the Company or any Subsidiary, other than Liabilities incurred in the ordinary course of business consistent with past practice since January 31, 2004 that in the aggregate are not material to the Company and the Subsidiaries, taken as a whole, but in any case that do not relate to a material tort, or breach of contract.

            2.12 Taxes. Except for Tax Returns required to be filed by the Company with state Taxing Authorities by October 15, 2004 (the "State Returns"), all material Tax Returns required to have been filed by or with respect to the Company or any Subsidiary, or by or with respect to any affiliated, consolidated, combined, unitary or other similar group of which the Company or any Subsidiary is or was a member, have been filed timely, and any material Taxes or other material amounts shown as due and owing on such Tax Returns have been paid timely, except where the Company or any Subsidiary, as the case may be, is contesting the payment of such taxes or other amounts in good faith. There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (a) claimed or raised or, to the knowledge of the Company, threatened by any Taxing, Authority, or (b) of which the Company or Subsidiary has received written notice.

            2.13 Legal Proceedings. Except as disclosed in the SEC Documents and except for the Reorganization Case or Actions or Proceedings relating to the Reorganization Case, there are no material Actions or Proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Affiliates or related to any of their respective Assets and Properties or that seeks to prevent, enjoin, alter, challenge, or delay in any material respect the Transactions, and neither the Company nor any Subsidiary has received notice, or has knowledge, of any material Orders outstanding against the Company or any Subsidiary except for those ordered by the Bankruptcy Court in the Reorganization Case.

            2.14 Compliance with Laws and Orders. Except as disclosed in the SEC Documents, within the last 3 years neither the Company nor any Subsidiary is or has been, or has received any notice that it is or has been, in material violation of or in default under any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties.

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            2.15 Benefit Plans; ERISA. All Benefit Plans comply in all material respects and have been maintained and administered in material compliance with ERISA, the Code, and all other Laws applicable to such Benefit Plans. Neither the Company nor any ERISA Affiliate has incurred any material Liability pursuant to ERISA or the penalty or excise tax provisions of the Code relating to the Benefit Plans, and to the Company's Knowledge, no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any material Liability by the Company or any ERISA Affiliate, or in the imposition of any material Lien on any of the Assets and Properties of the Company or any Subsidiary pursuant to ERISA or to such penalty or excise tax provisions of the Code. None of the Benefit Plans is or was subject to Part 3 or Title I of ERISA or Title IV of ERISA and none of the Benefit Plans is or was a "multiple employer plan" or a "multi-employer plan" (as defined in ERISA). Neither the Company nor any Subsidiary has made any written representations to any present or former director, officer, or employee of the Company or Subsidiary promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life, or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code). No Action or Proceeding with respect to the administration or the investment of the assets of any of the Benefit Plans (other than routine claims for benefits) is pending or to the Company's Knowledge, threatened and neither the Company or any ERISA Affiliate (including any employees with responsibility for employee benefits matters) has any knowledge of any basis for any such Action or Proceeding.

            2.16. Title. The Company or a Subsidiary is in possession of and has good title to, or a valid leasehold interest in or valid rights under Contract to use, all Assets and Properties used to conduct the business of the Company and its Subsidiaries. The Assets and Properties of the Company and the Subsidiaries that are owned by the Company or the Subsidiaries, as the case may be are owned, free and clear of all Liens except for Permitted Liens. With respect to the Assets and Properties that the Company or any Subsidiary leases, such Assets and Properties are subject to binding and subsisting leases and the Company is in compliance with such leases in all material respects.

            2.17 Intellectual Property Rights. The Company owns or possesses sufficient rights to use all Intellectual Property that is necessary to conduct the business of the Company and the Subsidiaries as currently conducted, except where the failure to currently own or possess such Intellectual Property would not have, either individually or in the aggregate, a Material Adverse Effect. The Company has not received any written notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property being used by the Company or any Subsidiary that, either individually or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have or would reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, none of the patent rights owned or licensed by the Company is unenforceable or invalid.

            2.18 Related Party Transactions. No transaction has occurred between or among the Company and its Affiliates, officers, or directors or any Affiliate of any such officer or director that is required to be, or would be required to be, disclosed in periodic or current reports of the Company under the Exchange Act (assuming such reports were timely filed without extension of any due date) that has not been disclosed in the SEC Documents or in writing to each of the Purchasers.

            2.19 Employees; Labor Relations. To the knowledge of the Company,
(a) there are no material controversies between the Company or any Subsidiary, on the one hand, and any employee or consultant of the Company or any Subsidiary, on the other hand, with respect to the employment or retention of such employee or consultant; (b) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and there is currently no attempt to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary that has been conveyed in writing; and (c) there is currently no pending and since July 1, 2003 there has been no material unfair labor practice complaint or sex or age discrimination claim has been brought against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority. Since July 1, 2003, there has been no material work stoppage, strike, or other concerted action by employees of the Company or any Subsidiary. The Company and each Subsidiary are in compliance in all material respects with all applicable Laws relating to the employment of labor, including those relating to wages, hours, and collective bargaining. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure, or proprietary information agreement, non-competition agreement or any other Contract or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any Liability with respect to any of the foregoing matters.

            2.20 Material Contracts. All Contracts to which the Company or any Subsidiary is a party or by which they or their respective Assets and Properties may be bound that are required to be filed as exhibits to the SEC Documents have been so filed (the "Material Contracts"). The Material Contracts that have been filed as exhibits are complete and correct copies of the documents of which they purport to be copies, except for any portions of such documents that were redacted under the regulations of the SEC pertaining to confidential treatment. The Material Contracts are valid and in full force and effect as to the Company, and, to the knowledge of the Company, to the other parties to the Material Contracts. Except as otherwise disclosed in the SEC Documents, the Company is not in violation of, or default under (and there does not exist any event or condition that, after notice or lapse of time or both, would constitute such a default under), the Material Contracts, except to the extent that such violations or defaults, individually or in the aggregate, would not reasonably be expected to (a) affect the validity of this Agreement, (b) result in a Material Adverse Effect, or (c) impair the ability of the Company to consummate the Transactions or perform fully on a timely basis any material obligation which the Company has or will have under this Agreement. To the knowledge of the Company, except as set forth in the SEC Documents, none of the other parties to any Material Contract is in violation of or default under any Material Contract in any material respect. The Company has not received any written notice of cancellation or any other written communication threatening cancellation of any Material Contract by any other party to any Material Contract.

            2.21 Licenses. The Company and its Subsidiaries own, or validly hold, all Licenses that are material to their respective business or operations. Each such License is valid, binding and in full force and effect. Neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such material License.

            2.22 Insurance. The Company has in full force and effect fire, casualty, and liability insurance policies, with extended coverage, that the Company reasonably believes is sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its Assets and Properties that are material individually or in the aggregate and that might be damaged or destroyed, to the extent and in the manner customary for companies in similar business similarly situated.

            2.23 Substantial Suppliers. Except (a) as set forth in the SEC Documents and (b) with respect to Von Dutch Originals and the Company's private label swimwear suppliers, since February 28, 2004 none of the five largest suppliers to the Company by dollar volume has terminated, materially reduced, or threatened in writing to terminate or materially reduce its provision of products or services to the Company. To the knowledge of the Company, no such supplier is threatened with bankruptcy or insolvency.

            2.24 Brokers. Except for the fees and compensation payable to Financo, Inc. and Glass & Associates, Inc. by the Company, the terms and amounts of which have been disclosed in writing to the several Purchasers, neither the Company nor any Subsidiary has any Liability to pay any fees, commissions or other similar compensation to any broker, finder, investment banker, financial advisor, or other similar Person in connection with the Transactions.

            2.25 Certain Business Practices. None of the Company, any Subsidiary, or, to the knowledge of the Company, any Affiliate of the Company, has: (a) used any funds for contributions, gifts, entertainment, or other expenses relating to political activity that was in any manner related to the business or operations of the Company or any Subsidiary, that was illegal at such time under any applicable Law; (b) directly or indirectly paid or delivered any fee, commission, or other sum of money or item of property, however characterized, to any finder, agent, or other Person acting on behalf of or under the auspices of a governmental official or Governmental or Regulatory Authority, in the United States or any other country, that was in any manner related to the business or operations of the Company or any Subsidiary, that was illegal at such time under any applicable Law; or (c) in violation of applicable Law, done any of the following: made any payment to any customer or supplier of the Company or any Subsidiary or any officer, director, holder of stock or other equity or ownership interest, member, partner, employee, or agent of any such customer or supplier for the sharing of fees or the rebating of charges, or otherwise engaged in any other reciprocal practice, or made any other payment or given any other consideration to any such customer or supplier or any such officer, director, holder of stock or other equity or ownership interest, member, partner, employee, or agent, in connection with the business or operations of the Company.

            2.26 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            2.27 Disclosure. No representation or warranty of the Company contained in this Agreement, any Operative Agreement, the disclosure statement used by the Company to solicit approval of the Reorganization Plan, or any certificate furnished to any of the several Purchasers to comply with a provision of this Agreement requiring such delivery (including the SEC Documents) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF THE SEVERAL PURCHASERS

      Each of the several Purchasers hereby severally, and not jointly, represents and warrants to the Company, with respect to such Purchaser only, as follows:

            3.01 Organization and Qualification of the Several Purchasers. Such Purchaser is an entity duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization.

            3.02 Authority of the Several Purchasers Relative to this Agreement and the Operative Agreements. Such Purchaser has full power and authority under its governing organizational documents to enter into this Agreement and the Operative Agreements to which it is a party and to perform its obligations under this Agreement and under the Operative Agreements and to consummate the Transactions. The execution, delivery, and performance of this Agreement and the Operative Agreements to which such Purchaser is a party and the consummation by such Purchaser of the Transactions have been duly and validly authorized by such Purchaser and no other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery, and performance by such Purchaser of this Agreement and the Operative Agreements to which it is a party and the consummation by such Purchaser of the Transactions. Subject to the entry of the applicable Orders by the Bankruptcy Court, this Agreement and the Operative Agreements constitute legal, valid, and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws relating to the enforcement of creditors' rights generally, and by general principles of equity.

            3.03 No Conflicts by the Several Purchasers. The execution and delivery by such Purchaser of this Agreement, and the execution and delivery by such

Purchaser of the Operative Agreements to which it is a party, the performance by such Purchaser of its obligations under this Agreement and such Operative Agreements, and the consummation of the Transactions by such Purchaser do not, and at any relevant time prior to the Standby Closing and at the Standby Closing, will not:

            (a) conflict with or result in a violation or breach of any of the terms, conditions, or provisions of the governing organizational documents of such Purchaser;

            (b) conflict with or result in a violation or breach of any term or provision of any material Law or Order applicable to such Purchaser, the effect of which would reasonably be expected to result in the issuance of an Order restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the Transactions; or

            (c) conflict with or result in a violation or breach of; constitute (with or without notice or lapse of time or both) a default under; require such Purchaser to obtain any consent, approval, or action of, make any filing with, or give any notice to, any Person as a result or under the terms of (other than any consent, approval, action, filing, or notice that was already obtained, given, or made) any Contract or License to which such Purchaser is a party, the effect of which, could reasonably be expected to result in the issuance of an Order restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the Transactions.

            3.04 Governmental Approvals and Filings by the Several Purchasers. No material consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority on the part of such Purchaser is required in connection with the execution, delivery, and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the Transactions (other than any consent, approval, action, filing, or notice as was already obtained, given, or made).

            3.05 Legal Proceedings of the Several Purchasers. There are no Actions or Proceedings pending or, to the knowledge of such Purchaser, threatened against, relating to, or affecting such Purchaser that could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions.

            3.06 Purchase for Own Account. The Standby Shares, the Warrants, and the Underlying Shares are being acquired for investment for such Purchaser's own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement. Such Purchaser also represents that it has not been formed for the specific purpose of acquiring any of the Standby Shares, the Warrants, or the Underlying Shares.

            3.07 Accredited Investor Status. Such Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

            3.08 Restricted Securities. Such Purchaser understands that none of the Warrants, the Standby Shares, or the Underlying Shares has been registered under the Securities Act and such Purchaser will not sell, offer to sell, assign, pledge, hypothecate, or otherwise transfer any of such securities unless
(a) pursuant to an effective registration statement under the Securities Act,
(b) such holder provides the Company with an opinion of counsel, in a reasonably acceptable form, to the effect that a sale, assignment, or transfer of such securities may be made without registration under the Securities Act, (c) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"); or (d) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

            3.09 Legends. Such Purchaser agrees that the Warrants, the Standby Shares, and the Underlying Shares will bear substantially the following legend:

            "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE UNDERLYING SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES."

In addition, such Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to the Warrants, Standby Shares, and the Underlying Shares, as the case may be, in order to implement the restrictions on transfer set forth in this Agreement. The legend set forth above will be removed and the Company will issue a Warrant, Standby Shares, or Underlying Shares, as the case may be, without such legend to the holder thereof upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Warrants, Standby Shares, or Underlying Shares, as the case may be, are registered for resale under the Securities Act; (ii) such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment, or transfer of the Warrants, Standby Shares, or Underlying Shares, as the case may be, may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this

Agreement; (iii) such holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Warrants, Standby Shares or Underlying Shares, as the case may be, can be sold pursuant to Rule 144 or (iv) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

                                    ARTICLE 4
                              PRE-CLOSING COVENANTS

            4.01 Regulatory and Other Approvals.

            (a) Prior to the Standby Closing, the Company, will, and will cause the Subsidiaries to, proceed diligently and in good faith and use their commercially reasonable efforts, as promptly as practicable, to (i) obtain all consents, approvals, or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary as a result of the Transactions; (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as may reasonably be requested in order for the Company and the Subsidiaries to obtain any such necessary consent, approval, or action; and (iii) cooperate with the several Purchasers as promptly as practicable in obtaining all consents, approvals, or actions of, making all filings with, and giving all notices to Governmental or Regulatory Authorities referred to in Section 4.01(b). The Company will provide prompt notification to the several Purchasers when any such consent, approval, action, filing, or notice referred to in clause (i) above is obtained, taken, made, or given, as applicable, and will advise the several Purchasers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any such consent, approval, action, filing, or notice of the Transactions. Nothing in this Agreement will preclude the Company and the Subsidiaries from terminating this Agreement pursuant to Article 8 or taking any other actions expressly permitted under this Agreement; provided that the fee payable pursuant to Section
      8.02 is paid to the several Purchasers if and to the extent contemplated by Section 8.02.

            (b) Prior to the Standby Closing, each of the several Purchasers will proceed diligently and in good faith and use their commercially reasonable efforts, as promptly as practicable, to (i) obtain all consents, approvals, or actions of, to make all filings with, and to give all notices to, Governmental or Regulatory Authorities or any other Person required of such Purchaser to consummate the Transactions; (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as any such Governmental or Regulatory Authorities or other Persons may reasonably request in order for such Purchaser to obtain any such necessary consent, approval, or action; and (iii) cooperate with the Company and the Subsidiaries as promptly as practicable in obtaining all consents, approvals, or actions of, making all filings with, and giving all notices to, Governmental or Regulatory Authorities or other Persons referred to in
      Section 4.01(a). Nothing in this Section 4.01(b) will preclude the several Purchasers from terminating this Agreement pursuant to Article 8 or taking any other actions expressly permitted under this Agreement.

            4.02 Investigation by the Several Purchasers. From the date of this Agreement through the Standby Closing Date, the Company will, and will cause the Subsidiaries to:

            (a) provide the several Purchasers and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants, sources of financing, and other representatives (collectively, "Agents") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents, and accountants of the Company and the Subsidiaries and their respective Assets and Properties and Books and Records and will use commercially reasonable efforts to cause such Persons to cooperate with the Purchasers and their Agents in such consultations and in verifying such information; and

            (b) furnish the several Purchasers and their Affiliates and other Agents with all such information and data (including copies of Contracts, Benefit Plans, and other Books and Records) concerning the business and operations of the Company and the Subsidiaries as the several Purchasers or any of such other Agents reasonably requests in connection with such investigation. Nothing contained in this Section 4.02 will affect the survival of the representations, warranties, covenants, agreements, and indemnities of the Company under this Agreement or the conditions to the obligations of the several Purchasers under this Agreement. All information disclosed under this Section 4.02 will be subject to the Confidentiality Agreements.

            4.03 Conduct of Business. From the date of this Agreement through the Standby Closing Date, the Company will, and will cause the Subsidiaries to, conduct business only in the ordinary course consistent with past practice and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or the Reorganization Plan or otherwise agreed to by the Purchasers holding at least two-thirds in dollar amount of the Standby Funding Commitments (a "Two-Thirds Majority"), the Company will, and will cause each of the Subsidiaries to:

            (a) use its commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries; (ii) maintain the services of the present officers, employees, and consultants of the Company and the Subsidiaries (subject to dismissals and retirements in the ordinary course of business consistent with past practice); (iii) maintain in all material respects the Assets and Properties of the Company and the Subsidiaries in the same working order and condition as of the date hereof, ordinary wear and tear excepted; (iv) maintain in all material respects all existing material relationships with customers, suppliers, and other Persons with which the Company or any of the Subsidiaries has material business relationships; (v) continue in all material respects all current sales, marketing, and promotional activities relating to the business and operations of the Company and the Subsidiaries; and (vi) except for Contracts the Company determines to reject in accordance with this Agreement, use commercially reasonable efforts to maintain all material Contracts, Licenses, and Intellectual Property of the Company and the Subsidiaries in full force and effect; and (vii) promptly notify the several Purchasers in writing of any Material Adverse Change;

            (b) except to the extent required by applicable Law, cause the Books and Records to be maintained in the ordinary course of business consistent with past practices;

            (c) maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the policies currently in effect;

            (d) comply in all material respects with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof, give notice to the several Purchasers (and, if permitted by Law, copies) of any notice received from any Governmental or Regulatory Authority or other Person alleging any material violation of any such Law or Order;

            (e) administer each Benefit Plan, or cause each Benefit Plan to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA, and all other applicable Law;

            (f) timely file all material Tax Returns required to be filed by or with respect to the Company or any Subsidiary, or by or with respect to any affiliated, consolidated, combined, unitary or other similar group of which the Company or any Subsidiary is a member, and timely pay, subject to any valid extensions, any material Taxes or other material amounts shown as due and owing on such Tax Returns, except where the Company or any Subsidiary is contesting the payment of such taxes or other amounts in good faith; and

            (g) promptly notify the several Purchasers in writing of each receipt by the Company or any Subsidiary (and furnish each of the several Purchasers with copies) of any notice of investigation or administrative proceeding by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation, or other Person involving any Benefit Plan.

            4.04 Certain Restrictions. From the date of this Agreement through the Standby Closing Date, except as expressly contemplated by this Agreement or the

Reorganization Plan or otherwise agreed to by a Two-Thirds Majority, the Company will, and will cause the Subsidiaries to:

            (a) refrain from amending the Certificate of Incorporation or By-Laws (or similar governing document) of the Company or any of the Subsidiaries or taking any action with respect to any such amendment or any reorganization, liquidation, or dissolution;

            (b) refrain from violating, breaching, or defaulting under, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any Material Contract or Real Property Lease to which the Company or any Subsidiary is a party or by which any of its respective Assets and Properties are bound, including the termination or rejection (whether pursuant to Section 365 of the Bankruptcy Code or otherwise) of any Contract, except as expressly contemplated by this Agreement; and

            (c) refrain from entering into any Contract or otherwise making any commitment to do or engage in any of the foregoing.

            4.05 Affiliate Transactions. Except as expressly contemplated by this Agreement or the Reorganization Plan, from the date of this Agreement through the Standby Closing Date, the Company will, and will cause the Subsidiaries to, refrain from entering into any material Contract or amending or modifying any existing Contract with any officer, director or Affiliate of the Company (other than Contracts between the Company and any Wholly-Owned Subsidiary or the Company or between two or more Wholly-Owned Subsidiaries of the Company) or any Affiliate of any such officer or director, in each case except with the consent of the Majority Purchasers.

            4.06 Notice and Cure. The Company will, and will cause the Subsidiaries to, disclose to the several Purchasers promptly in writing after the Company or any of the Subsidiaries becomes aware of, and contemporaneously provide the several Purchasers with a notice of, and true and complete copies of any and all information or documents in their possession or under their control relating to (collectively, a "Company Notice"), any event, transaction, or circumstance that occurs or becomes known to the Company after the date of this Agreement that causes or would be reasonably expected to cause any covenant or agreement of the Company under this Agreement to be breached or that renders or would be reasonably expected to render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. For purposes of determining whether a breach exists with respect to any of the representations, warranties, covenants or agreements set forth in this Agreement, any such written supplemental or amended disclosure will be deemed to have been disclosed to the Purchasers and incorporated into this Agreement as set forth in such written disclosure, unless the Majority Purchasers terminate this Agreement pursuant to
Section 8.01(b)(i). Unless the Majority Purchasers terminate this Agreement as provided in Section 8.01(b)(i) as a result of any written supplemental or amended disclosure, such supplemental or amended disclosure will be deemed to have been accepted by the Purchasers and will not prevent the condition in Section 5.01 from being satisfied by the Company. The Company will, and will cause the Subsidiaries to, use their respective commercially reasonable efforts to cure before the Standby Closing Date, any material breach of any representation, warranty, covenant, or agreement made by the Company in this Agreement.

            4.07 Fulfillment of Conditions. The Company will use its commercially reasonable efforts to and will cause the Subsidiaries to use their commercially reasonable efforts to, satisfy each condition to the obligations of the several Purchasers contained in this Agreement and will use commercially reasonable efforts to refrain from taking any action that could reasonably be expected to result in the nonfulfillment of any such condition. Each of the several Purchasers will use its commercially reasonable efforts to satisfy each condition to the obligations of the Company contained in this Agreement and will use commercially reasonable efforts to refrain from taking any action that could reasonably be expected to result in the nonfulfillment of any such condition or a breach by the Company of any of its covenants under this Agreement.

            4.08 Bankruptcy Actions. The Company will provide the several Purchasers and their counsel with a reasonable opportunity to review and comment upon the Reorganization Plan and all motions, pleadings, applications, and supporting papers prepared by the Company and its Affiliates relating (directly or indirectly), in such Purchaser's good faith determination, to the Transactions (including forms of orders and notices to interested parties) prior to the filing thereof in the Reorganization Case. The Company will use commercially reasonable efforts to cause the Property and Asset leases of the Company or any Subsidiary to be validly assumed under Section 365 of the Bankruptcy Code pursuant to an Order of the Bankruptcy Court or the Reorganization Plan. The Company will use commercially reasonable efforts to validly assume the Material Contracts under Section 365 of the Bankruptcy Code pursuant to an Order of the Bankruptcy Court or the Reorganization Plan.

            4.09 Option Plans. The Company will take all necessary actions so that any outstanding Derivative Securities held by any officer, director, employee, or consultant of the Company or any Subsidiary, and any related stock option plans, will be terminated and cancelled effective as of the Standby Closing Date.

            4.10 No Solicitation. Neither the Company nor any of its Affiliates, representatives, officers, employees, directors, or agents will, directly or indirectly: (a) solicit, initiate or encourage any inquiry, proposal or offer from any Person relating to any Strategic Transaction with another Person (a "Competing Transaction"); or (b) furnish any information with respect to, discuss with, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any Strategic Transaction; provided however, nothing in this Section 4.10 will limit or restrict in any way the Company from furnishing information that has already been provided to the Purchasers to any Person that has requested such information in connection with such Person's bona fide consideration of a proposal for a Competing Transaction and from discussing the content of such information with such Person;

provided that the content of such discussions has also been provided to the Purchasers and the Company has not violated this Section 4.10 with respect to such Person or any of its Affiliates. This Section 4.10 will not prevent the Company from communicating with its legal, accounting, and other professional advisors or lenders for the purpose of facilitating the Transactions. The Company will provide the several Purchasers with copies of all information provided to any Person involved in a potential Competing Transaction and will notify the several Purchasers immediately if any Person makes any bona fide proposal, offer, inquiry, or contact to the Company or, to the Company's knowledge, any other Person for the purpose of effecting a Competing Transaction. The Company will notify the several Purchasers promptly if any proposal regarding a Competing Transaction (or any inquiry or contact with any Person with respect to any Competing Transaction) is made, and will advise the several Purchasers of the contents of any such proposal for a Competing Transaction (and, if in written form, provide the Committee with copies of such proposal, and, if oral, a summary of all its material terms).

                                    ARTICLE 5
        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SEVERAL PURCHASERS

      The obligations of each of the several Purchasers under this Agreement are subject to the fulfillment as of the Standby Closing of each of the following conditions (all or any of which may be waived in writing by the Majority Purchasers at their sole option, except for the conditions set forth in Section 5.05(a), which may only be waived in writing by all of the Purchasers at their sole option):

            5.01 Representations and Warranties. There must be no breach of any representation or warranty made by the Company in this Agreement at and as of the Standby Closing Date as though such representation or warranty were made at and as of the Standby Closing Date, that is material to the Business or Condition of the Company, in each case giving effect to any disclosures made by the Company after the date of this Agreement in accordance with Section 4.06.

            5.02 Performance. Each of the Company and its Subsidiaries must have performed and complied in all material respects with each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by the Company on or before the Standby Closing Date.

            5.03 Order and Laws. (a) There must not be in effect on the Standby Closing Date any Order or Law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the Transactions and (b) there must not be pending or threatened on the Standby Closing Date any Action or Proceeding or any other action in which an unfavorable Order would (i) prohibit the consummation of any of the Transactions or (ii) materially impair the ability of the Company to conduct its business as and to the extent now conducted or proposed to be conducted.

            5.04 Consents and Approvals. All material consents, approvals, and actions of, filings with, and notices to, any Governmental or Regulatory Authority necessary to permit the Company and each of the several Purchasers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the Transactions must have been duly obtained, made, or given, must be in form and substance reasonably satisfactory to the Majority Purchasers, must not be subject to the satisfaction of any condition that has not been satisfied or waived, and must be in full force and effect as of the Standby Closing, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the Transactions must have occurred.

            5.05 Reorganization Plan.

            (a) The Reorganization Plan and Disclosure Statement must have been filed with the Bankruptcy Court no later than October 30, 2004 and at the time of filing must be in form and substance satisfactory to each Purchaser at its sole and absolute option. No amendments, modifications or supplements must have been made to the Reorganization Plan that adversely affects the rights or obligations of any Purchaser after filing with the Bankruptcy Court without obtaining the prior written approval of such Purchaser, which approval will be given at the sole and absolute option of such Purchaser.

            (b) The Reorganization Plan must be effected under chapter 11 of the Bankruptcy Code. The Company at all times prior to the effective date of the Reorganization Plan must remain a debtor-in-possession, and there must not have been appointed any trustee or examiner with respect to the Company's business, operations, or management.

            (c) The confirmation order (the "Confirmation Order") relating to the Reorganization Plan, in a form providing for the effectuation of all the Transactions in accordance with the terms and provisions of this Agreement, must have been entered by the Bankruptcy Court in form and substance satisfactory to the Majority Purchasers; at least ten days must have passed since the entry of such Order; such Order must not be subject to any stay, appeal, or motion for rehearing, reargument, reconsideration, or revocation; and all conditions to the effectiveness of the Reorganization Plan (or the occurrence of the Effective Date as defined in the Reorganization Plan) must have been satisfied or duly waived in accordance with the Reorganization Plan.

            5.06 Operative Agreements Satisfactory; Deliveries Complete. Each of the Operative Agreements must be in form and substance reasonably satisfactory to the Majority Purchasers and their counsel. All securities, certificates, instruments, and documents required by this Agreement, the Reorganization Plan, or the Operative Agreements to have been delivered by the Company to any other party to this Agreement at or prior to the Standby Closing, all other documents relating to the Transactions as the Purchasers or their counsel may reasonably request, and all actions required to have been taken by Company under this Agreement or any of the Operative Agreements, must, in each case, have been delivered by them at or prior to the Standby Closing.

            5.07 Credit Facilities; Post-Standby Closing Balance Sheet.

            (a) The Company must have obtained, on terms and conditions and in amounts reasonably satisfactory to the Majority Purchasers, financing to repay in full all obligations of the Company under the Credit Facility (which will be retired). The Company will have entered into a new credit facility to fund the working capital requirements of the Company and the Subsidiaries after the Standby Closing (the "New Credit Facility"), which must be in full force and effect as of the Standby Closing and must not have been amended or modified without obtaining the prior approval of the Majority Purchasers, which approval will not be unreasonably withheld or delayed.

            (b) Immediately after the Standby Closing, the Company must have no Indebtedness (other than under the Seasonal Credit Facility and the New Credit Facility), and no capital stock or Derivative Securities outstanding other than the Warrants and the New Common Stock, the preferred stock and employee options authorized under the Reorganization Plan.

            5.08 Equity Incentive Plan. Effective as of the Standby Closing Date, the Company must have adopted an equity incentive plan for directors, employees, and consultants to the Company, in form and substance reasonably satisfactory to the Majority Purchasers, and will cause to be made initial grants thereunder as agreed by the Company and the Majority Purchasers before the Standby Closing Date.

            5.09 Good Standing and Tax Status. For the Company and each Subsidiary, the Company must deliver to the Purchasers certificates in effect as of the Standby Closing of existence, good standing and/or authority and tax status in the jurisdictions in which the Company or such Subsidiary, as applicable, is incorporated and in each jurisdiction where the Company or such Subsidiary, as applicable, is qualified to do business.

            5.10 Officer's Certificates. The Company must deliver to the Purchasers a certificate dated as of the Standby Closing Date and executed by an executive officer of the Company, attached to which are true and complete copies of each of the certificate of incorporation of the Company as in effect as of the Standby Closing Date, the bylaws of the Company as in effect as of the Standby Closing Date and resolutions of the Company's Board of Directors authorizing this Agreement and the Transactions, as in effect as of the Standby Closing Date.

            5.11 Legal Opinion. The Company must deliver to the Purchasers a legal opinion of the Company's counsel covering the matters set forth in
Schedule 5.11.

            5.12 Closing Certificate. The Company must have delivered to the several Purchasers a certificate dated as of the Standby Closing Date and executed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in this Article 5 have been fulfilled.

            5.13 Expenses. Subject to Section 10.03, the Company must have reimbursed the several Purchasers for all documented reasonable professional fees and expenses incurred by or on behalf of the several Purchasers in connection with the consummation of the Transaction; provided that should the aggregate of such professional fees and expenses exceed $300,000, then such reimbursement will be limited to $300,000 in the aggregate and prorated among the several Purchasers according to their Standby Funding Commitments.

            5.14 Stores Open. The Company must maintain at least 220 retail stores open and in operation in the ordinary course of business, consistent with past practice, unless otherwise consented to by the Majority Purchasers.

            5.15 Rights Offering; Securities Law Compliance. The Rights Offering must have been duly consummated in accordance with the Reorganization Plan and the terms of this Agreement pursuant to the Rights Offering Registration Statement. The Company must have received within one Business Day before the Standby Closing Date a written confirmation from the SEC that the Company may request acceleration of the effectiveness of a Resale Registration Statement as of a time not more than five Business Days after the Standby Closing Date. The Company must have made all other filings under all applicable Federal and state securities laws necessary to consummate the Transactions in compliance with such laws.

                                    ARTICLE 6
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

      The obligations of the Company under this Agreement are subject to the fulfillment as of the Standby Closing of each of the following conditions (all or any of which may be waived in writing by the Company at its sole option):

            6.01 Representations and Warranties. There must be no breach of any representation or warranty made by the several Purchasers in this Agreement at and as of the Standby Closing Date as though such representation or warranty were made at and as of the Standby Closing Date, that is material to the ability of the Purchasers to perform their several obligations under this Agreement.

            6.02 Performance. Each Purchaser must have performed and complied in all material respects with each agreement, covenant, and obligation required by this Agreement to be so performed or complied with by such Purchaser on or before the Standby Closing Date.

            6.03 Order and Laws. (a) There must not be in effect on the Standby Closing Date any Order or Law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the Transactions and (b) there must not be pending or threatened on the Standby Closing Date any Action or Proceeding or any other action in which an unfavorable Order is reasonably likely to prohibit the consummation of any of the Transactions.

            6.04 Regulatory Consents and Approvals. All material consents, approvals, and actions of, filings with, and notices to, any Governmental or Regulatory Authority necessary to permit the Company and each of the several Purchasers to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the Transactions (a) must have been duly obtained, made or given and must be in form and substance reasonably satisfactory to the Company; (b) must not be subject to the satisfaction of any condition that has not been satisfied or waived; and (c) must be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the Transactions must have occurred.

            6.05 Confirmation Order. The Confirmation Order, in a form providing for the effectuation of all the Transactions in accordance with the terms and provisions of this Agreement, must have been entered by the Bankruptcy Court in a form reasonably satisfactory to the Company; at least ten days will have passed since the entry of such Order; such Order, must not be subject to any stay, appeal, or motion for rehearing, reargument, reconsideration, or revocation; and all conditions to the effectiveness of the Reorganization Plan (or the occurrence of the Effective Date as defined in the Reorganization Plan) must have been satisfied or duly waived in accordance with the Reorganization Plan.

            6.06 Operative Agreements Satisfactory; Deliveries Complete. Each of the several Purchasers must have executed and delivered each of the Operative Agreements to which it is a party, and each of the Operative Agreements must be in form and substance reasonably satisfactory to the Company and its counsel. All documents and funds required by this Agreement or the Operative Agreements to have been delivered by any of the several Purchasers to any other party to this Agreement must have been delivered or taken by them at or prior to the Standby Closing.

            6.07 Closing Certificate. Each Purchaser will have delivered to the Company a certificate dated as of the Standby Closing Date and executed by a duly authorized officer of such Purchaser to the effect that the conditions expressed in this Article 6 have been fulfilled by such Purchaser.

                                    ARTICLE 7
                          CERTAIN ADDITIONAL COVENANTS

            7.01 Further Assurances. At any time or from time to time after the Standby Closing Date, the several Purchasers and the Company will execute and deliver such other documents and instruments and take such other actions as the Company or any of the several Purchasers may reasonably request to consummate the Transactions.

            7.02 Designated Directors. Subject to compliance with applicable Law, the Company agrees that it will promptly take all necessary and desirable actions within its control (including calling special board and stockholders meetings) to, at the Standby Closing Date, (a) establish a seven-member Board of Directors and (b) cause the election to its Board of Directors of (i) five directors as will be designated prior to the Standby Closing Date by the Equity Committee (the "EC Designated Directors"), (ii) two directors designated by the management of the Company (the "Management Designated Directors" and, together with the EC Designated Directors, the "Designated Directors"). A majority of the EC Designated Directors will meet the requirements for "independence" of any exchange or interdealer quotation system upon which the New Common Stock is listed or traded. At least one of the Management Designated Directors will meet the requirements for "independence" of any exchange or interdealer quotation system upon which the New Common Stock is traded or listed.

            7.03 Primary Registration. The Company agrees to comply with each of the following provisions.

            (a) The Company will cause to be filed with the SEC, on or before December 15, 2004 (the "Filing Deadline"); a registration statement on Form S-1 under the Securities Act (the "Rights Offering Registration Statement") relating to the offer and sale of the rights issued in the Rights Offering and the New Common Stock underlying such rights (the "Rights Securities") in accordance with the methods of distribution set forth in the Rights Offering Registration Statement and Rule 415 under the Securities Act.

            (b) The Company will use commercially reasonable efforts to have such Rights Offering Registration Statement declared effective by the SEC as soon as practicable and will keep the Rights Offering Registration Statement continuously effective, supplemented, and amended in order to permit the prospectus included in the Rights Offering Registration Statement to be lawfully delivered by the Company until such time as the Rights Offering has been consummated. As used in this Agreement, except as otherwise provided or unless the context otherwise requires, the term "prospectus" refers to the prospectus included in a Registration Statement at the time such Registration Statement is declared effective by the SEC, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

            (c) The Company will comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least 12 months, beginning with the first fiscal quarter beginning after the effective date of the Rights Offering Registration Statement.

            (d) All of the Company's expenses incident to the Rights Offering Registration Statement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters

      (excluding discounts and commissions), and other Persons retained by the Company will be borne by the Company.

            7.04 Resale Registration. The Company will comply with each of the following provisions:

            (a) The Company will cause to be filed with the SEC, on or before the Filing Deadline, a resale registration statement on Form S-1 under the Securities Act (the "Resale Registration Statement") relating to the offer and sale of the Standby Shares, the Warrants, the Underlying Shares, and all shares of New Common Stock acquired by the Purchasers in the Rights Offering (the "Resale Securities") in accordance with the methods of distribution set forth in the Resale Registration Statement and Rule 415 under the Securities Act.

            (b) The Company will have such Resale Registration Statement declared effective by the SEC as soon as practicable after the Standby Closing, but in no event later than five Business Days after the Standby Closing Date; and will keep the Resale Registration Statement continuously effective, supplemented, and amended in order to permit the prospectus included in the Resale Registration Statement to be lawfully delivered by the several Purchasers until the earliest of (i) all of the Resale Securities held by the several Purchasers have been sold, (ii) the date on which all such Resale Securities become eligible to be sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force) during a single 90-day period, and (iii) the two year anniversary of the effective date of the Resale Registration Statement; provided, however such two year period will be extended for the periods of time any Suspension is in effect pursuant to subsection (c),
      (d) or (e) below.

            (c) Notwithstanding the provisions of subsection (b) above, during the period of the effectiveness of the Resale Registration Statement, the Company, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of Company's Board of Directors, renders it advisable to suspend use of the prospectus contained in the Resale Registration Statement, may, for no more than 30 days, suspend use of such prospectus, upon delivery of a certificate in writing to each Purchaser to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known). Upon receipt of such certificate, each Purchaser will discontinue disposition of Resale Securities covered by the Resale Registration Statement or related prospectus until copies of a supplemented or amended prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Resale Securities under the prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the prospectus. In the event of any such suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of such suspension certificate to the Purchasers. The suspension and notice thereof described in this subsection (c) will be held in confidence and will not be disclosed by the Purchasers, except as required by applicable Law or at the request of any Governmental or Regulatory Authority. The Company may not utilize the suspension in this subsection (c) more than two times in any 12 month period.

            (d) Notwithstanding the provisions of subsection (b) above, if during the period of effectiveness of the Resale Registration Statement,
      (i) the SEC or any other federal or state Governmental Authority requests amendments or supplements to the Resale Registration Statement or the related prospectus or requests additional information, (ii) the SEC or any other federal or state Governmental Authority issues a stop order suspending the effectiveness of the Resale Registration Statement or initiates a proceeding for that purpose, or (iii) the Company receives a notification with respect to the suspension of the qualification or exemption from qualification of any of the Resale Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, then the Company will deliver a certificate in writing to each Purchaser to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known). Upon receipt of such certificate, each Purchaser will discontinue disposition of Resale Securities covered by the Resale Registration Statement or related prospectus until copies of a supplemented or amended prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Resale Securities under the prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the prospectus. In the event of any such suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of such certificate to the Purchasers. The suspension and notice thereof described in this subsection (d) will be held in confidence and will not be disclosed by the Purchasers, except as required by applicable Law or at the request of any Governmental or Regulatory Authority. A suspension and notice certificate described in subsection (c) above or in this subsection (d) are referred to as a "Suspension" and a "Suspension Notice", respectively.

            (e) The Company will deliver a Suspension Notice to each Purchaser upon discovery of the occurrence of any event as a result of which, a prospectus included in the Resale Registration Statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstance under which they were made and will prepare, file, and furnish to such Purchaser a supplement or amendment to such prospectus so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstance under which they were made and will prepare, file, and furnish to such Purchaser a supplement or amendment to such prospectus so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstance under which they were made. Upon receipt of such Suspension Notice, each of the several Purchasers will discontinue offers and sales of Resale Securities under the Resale Registration Statement until such Purchaser receives copies of a supplemented or amended prospectus that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective. If so directed by the Company, each Purchaser will deliver to the Company or destroy all copies of the prospectus included in the Resale Registration Statement current at the time of receipt of any such notice. The Suspension and Suspension Notice described in this subsection (e) will be held in confidence and will not be disclosed by the Purchasers, except as required by applicable Law or at the request of any Governmental or Regulatory Authority.

            (f) The Company will pay to each of the several Purchasers that beneficially owns shares of New Common Stock acquired by such Purchaser in the Rights Offering or pursuant to Article I (each, a "Restricted Holder") that cannot be sold in the public markets due to a Suspension, whether the result of any voluntary or involuntary action or omission by the Company, whether for reasons beyond the control of the Company, and whether pursuant to operation of Law or as a result of any action or inaction by the SEC (the "Restricted Securities"), the Liquidated Amount. For the purposes of this Agreement, the "Liquidated Amount" means an amount calculated as follows for each day that the Restricted Securities cannot be sold in the public markets due to the operation of Section 7.04(d) or
      (e):

                  X = [(P x 0.12) / 365] / S

                  Where:

                  X = the Liquidated Amount

                  P = the aggregate purchase price paid by all Restricted Holders for Restricted Securities

                  S = the number of shares of Restricted Securities beneficially owned by the Restricted Holder to whom Liquidated Amounts are to be paid

      Any Liquidated Amounts due will be payable in cash on the last Business Day of each month during which any Restricted Securities cannot be sold in the public markets due to a Suspension, and will be paid directly by the Company to the Restricted Holders by wire transfer of immediately available funds to an account designated by each Restricted Holder in writing. The parties agree that damages to the Restricted Holders are not susceptible to calculation and that the Liquidated Amounts constitute a reasonable current estimate of the actual damages to the Restricted Holders that will result from any inability to sell Restricted Securities in the public markets due to a Suspension. The parties agree, therefore, that the Liquidated Amounts will be paid as liquidated damages without the necessity of establishing the existence or amount of actual damages.

            (g) The Company will, if requested, prior to filing such Resale Registration Statement or any amendment or supplement thereto, furnish to the several Purchasers and each applicable managing underwriter, if any, copies thereof, and thereafter furnish to the several Purchasers and each such underwriter such number of copies of such Resale Registration Statement (including each preliminary prospectus contained therein) as such Purchasers or each such underwriter may reasonably request in order to facilitate the sale of the Resale Securities.

            (h) The Company will enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Resale Securities covered by the Resale Registration Statement in accordance herewith.

            (i) The Company will give the several Purchasers, one counsel acting on behalf of the several Purchasers and one accountant acting on behalf of the several Purchasers, the timely and reasonable opportunity to participate in the preparation by reviewing and commenting on such Resale Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement to the foregoing items, and give each of them such access to its Books and Records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements (upon reasonable advance notice and during normal business hours) as may be reasonably necessary or advisable, in the opinion of each of such Purchaser.

            (j) The Company will comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the Registration Statement.

            (k) All of the Company's expenses incident to the Resale Registration Statement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions), and other Persons retained by the Company will be borne by the Company.

            (l) Each Purchaser agrees to provide to the Company in connection with any Registration Statement all information about such Purchaser and its Affiliates as is required in order to permit the Company to comply with the registration requirement of the Securities Act and to complete the Registration Statement.

            7.05 Reservation of Company Common Stock. The Company will reserve and keep available at all times, free of preemptive rights, rights of first refusal or similar rights, a sufficient number of shares of New Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Underlying Shares upon exercise of the Warrants. The number of shares so reserved may be reduced by the number of Underlying Shares actually delivered in connection with the exercise of the Warrants, and the number of shares of New Common Stock so reserved will be increased or decreased, as applicable, to reflect stock splits, stock dividends, stock combinations, other distributions, or reclassifications and other adjustments in accordance with the terms of the Warrants. In the event that the number of shares of New Common Stock so reserved is insufficient for issuance upon exercise of the Warrants, the Company will increase the number of shares of New Common Stock so reserved to cure such deficiency and, if necessary, to obtain the approval of its stockholders therefor, including the authorization of such additional number of shares of New Common Stock as may be required in excess of the number so reserved. The Company will take all actions as may be necessary to assure that such Underlying Shares will be issued as provided in the applicable Warrants without violation of any applicable Law or governmental regulation or any requirements of any securities exchange or automated quotation system upon which the New Common Stock may be listed or quoted, as the case may be.

            7.06 Listing. The Company will use commercially reasonable efforts to cause the New Common Stock to be listed for trading on a national stock exchange or qualified for quotation on the Nasdaq Stock Market National Market System; or, to the extent that the Company does not qualify for listing on a national stock exchange or quotation on the Nasdaq Stock Market National Market System, the Company will use commercially reasonable efforts to cause the Company Common Stock to be qualified for quotation on the Nasdaq Stock Market Small Cap Market System; or, to the extent that the Company does not qualify for quotation of the Nasdaq Stock Market Small Cap Market System, the Company will use commercially reasonable efforts to cause the Company Common Stock to be eligible for quotation on the Nasdaq Stock Market OTC Bulletin Board and will maintain its qualifications to have the Company Common Stock so listed or quoted.

            7.07  Indemnification.

            (a) The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each of the several Purchasers, each of its directors, officers, employees, advisors, agents, and general or limited partners (and the directors, officers, employees, advisors, and agents of each such Person), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange
      Act) any of such Persons (collectively, the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, expenses (including reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, and any costs incurred in enforcing the indemnification obligations of the Company under this Agreement) or other liabilities (collectively, "Losses") to which any such Purchaser Indemnified Party may become subject under the Securities Act, Exchange Act, any other Law, or otherwise, insofar as such Losses (or Actions or Proceedings, whether commenced or threatened, in respect to such Losses) result from or arise out of or are based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in a Registration Statement, prospectus, or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other Law, or otherwise incident to any registration, qualification, or compliance in connection with the offer or sale of securities by the several Purchasers pursuant to a Registration Statement; provided, however, that the Company will not be liable in any such case if and to the extent any such Losses arise out of or are based on (1) any untrue statement or allegedly untrue statement or omission or alleged omission made in conformity with information furnished by a Purchaser Indemnified Party in writing specifically for use in a Registration Statement or prospectus, (2) the failure to deliver any required prospectus, or (3) any untrue statement of a material fact or omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any prospectus that is corrected in any subsequent prospectus that was delivered to such Purchaser Indemnified Party before the pertinent sale or sales by such Purchaser Indemnified Party. In any such case, the Company will promptly reimburse each such Purchaser Indemnified Party for any legal fees and expenses and any other Losses reasonably incurred in connection with investigating, preparing, or defending any such Loss in any Action or Proceeding. Such indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Parties.

            (b) Each Purchaser severally, and not jointly, agrees, to indemnify and hold harmless to the fullest extent permitted by law, the Company, each of its directors, officers, employees, advisors, agents (and the directors, officers, employees, advisors, and agents of each such Person), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons (collectively, for each Purchaser, such Purchaser's "Company Indemnified Parties") from and against any and all Losses to which any such Company Indemnified Party may become subject under the Securities Act, or any Law, or otherwise, insofar as such Losses (or Actions or Proceedings, whether commenced or threatened, in respect of such Losses) result from or arise out of or are based upon any untrue, or allegedly untrue, statement of a material fact contained in a Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent such untrue statement or omission is contained in any information furnished in writing by or on behalf of such Purchaser Indemnified Party specifically for use in such Registration Statement or prospectus. In any such case, each such Purchaser required to provide indemnity pursuant to this Section 7.07(b) will promptly reimburse each such Company Indemnified Party for any legal fees and expenses and any other Losses reasonably incurred in connection with investigating, preparing, or defending any such Loss in any Action or Proceeding. Such indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Parties; provided, that the obligation to indemnify will be individual to each Purchaser and will be limited in amount to the net proceeds received by such Purchaser from the sale of securities pursuant to such Registration Statement.

            (c) Each of the several Purchasers agrees to give prompt written notice to the Company after the receipt by such Purchaser of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which a Purchaser Indemnified Party intends to claim indemnification pursuant to this Agreement; provided, however, that, the failure so to notify the Company will not relieve the Company of any liability that it may have to the Purchaser Indemnified Party under this Agreement unless and to the extent the Company is materially prejudiced by such failure. If notice of commencement of any such action is given to the Company as above provided, the Company will be entitled to participate in and to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Purchaser Indemnified Party. The Purchaser Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel will be paid by the Purchaser Indemnified Party unless (i) the Company agrees to pay such fees and expenses; (ii) the Company fails to assume the defense of such action with counsel satisfactory to the Purchaser Indemnified Party in its reasonable judgment; or (iii) the Purchaser Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Company, or for other reasons representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. In the case of clauses (ii) and (iii) above, the Company will not have the right to assume the defense of such action on behalf of such Purchaser Indemnified Party unless, in the case of clause (iii) such parties are represented by separate counsel engaged by the Company. The Company will not, without the written consent of the Purchaser Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Purchaser Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the Purchaser Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any Purchaser Indemnified Party. The rights afforded to any Purchaser Indemnified Party under this Agreement will be in addition to any rights that such Purchaser Indemnified Party may have at common law, by separate agreement, or otherwise.

            (d) The Company agrees to give prompt written notice to the several Purchasers after the receipt by the Company of any written notice of the commencement of any action, suit, proceeding, or investigation or threat thereof made in writing for which a Company Indemnified Party intends to claim indemnification pursuant to this Agreement; provided, however, that, the failure so to notify the Purchasers will not relieve the Purchasers of any liability that it may have to the Purchasers Indemnified Party under this Agreement unless and to the extent the Purchasers are materially prejudiced by such failure. If notice of commencement of any such action is given to the several Purchasers as above provided, the Purchasers will be entitled to participate in and to assume the defense of such action at their own expense, with counsel chosen by the Majority Purchasers and reasonably satisfactory to such Company Indemnified Party. The Company Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense of such action, but the fees and expenses of such counsel will be paid by the Company Indemnified Party unless (i) the Purchasers agree to pay the such fees and expenses; (ii) the Purchasers fail to assume the defense of such action with counsel satisfactory to the Company Indemnified Party in its reasonable judgment; or (iii) the Company Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Purchasers, or for other reasons representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them. In the case of clauses (ii) and (iii) above, the Purchasers will not have the right to assume the defense of such action on behalf of such Company Indemnified Party unless, in the case of clause (iii) such parties are represented by separate counsel engaged by the Company. The Purchasers will not, without the written consent of the Company Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Company Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the Company Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of any Company Indemnified Party. The rights afforded to any Company Indemnified Party under this Agreement will be in addition to any rights that such Company Indemnified Party may have at common law, by separate agreement, or otherwise.

            7.08 No Takeover Defenses. Without the consent of a Two-Thirds Majority, the Company will not: (a) adopt a stockholder rights plan or a classified board; (b) prohibit stockholder action by written consent; (c) authorize the issuance of "blank check" preferred stock that could be issued to make materially more difficult a takeover attempt by increasing the number of outstanding shares of the Company; (d) limit the rights of stockholders to call special meetings of the stockholders of the Company, except as provided in the Reorganization Plan; (e) establish advance notice requirements for Board nominations or stockholder proposals; or (f) take any other measures that could make the acquisition of Company Common Stock more onerous or costly for an acquiror or that could materially impede the ability of the stockholders of the Company to benefit from a change of control or change in the management or Board of Directors of the Company. The Company will cause the termination of its existing shareholder rights plan on or prior to the Standby Closing Date. Notwithstanding the foregoing, the obligations of the Company pursuant to this
Section 7.08 will terminate on the first date after the Standby Closing Date on which the New Common Stock owned by the several Purchasers represents less than 10% of the total outstanding shares of New Common Stock.

            7.09 Mitigation of Structure Risk. To the extent reasonably practical and as would not otherwise have a material adverse effect on the Reorganization Plan or the Company, the Company will modify the Reorganization Plan in a manner requested by the several Purchasers if the several Purchasers reasonably determine that such modification would materially mitigate the risk of adverse federal income tax consequences to the several Purchasers, the Company, or any Subsidiary or the consequences of Section 16(b) under the Exchange Act for any Purchaser.

            7.10 Use of Proceeds. Proceeds of the Rights Offering and the Transactions will be used by the Company to fund (a) working capital requirements as set forth in the Reorganization Plan, (b) in order of priority, the payment of Claims as provided in the Reorganization Plan and (c) authorized and budgeted store refurbishment and working capital needs arising in the ordinary course of business.

            7.11 Survival of Representations, Warranties, Covenants, and Agreements. None of the representations and warranties contained in this Agreement or in any instrument delivered in connection with this Agreement will survive the Standby Closing. Any covenant or agreement contained in this Agreement or in any Operative Agreement that by its terms is to be performed in whole or part after the Standby Closing will survive the Standby Closing and continue in full force.

                                    ARTICLE 8
                          TERMINATION OF THIS AGREEMENT

            8.01 Termination. This Agreement may be terminated (with respect to all parties to this Agreement) and the Transactions may be abandoned:

            (a) at any time prior to the Standby Closing, by mutual written consent of the Majority Purchasers, on the one hand, and the Company, on the other hand;

            (b) by the Majority Purchasers, upon written notice to the Company, (i) if, on or before the expiration of ten Business Days following the Purchasers' receipt of a Company Notice pursuant to Section 4.06, the Majority Purchasers have notified the Company in writing that any event, transaction, or circumstance set forth in the amended or supplemented disclosure in such Company Notice constitutes a breach by the Company of any of the representations, warranties, covenants, or other agreements contained in this Agreement, which breach individually or when taken together with all other breaches set forth in Company Notices previously delivered to the Majority Purchasers pursuant to Section 4.06, constitutes an adverse change of fact or circumstance that is or would reasonably be expected to be material to the Business or Condition of the Company and the Company has failed to cure such breach resulting from such event, transaction, or circumstance within five Business Days following the Company's receipt of the Majority Purchasers' written notice of such material breach; (ii) in the event of a material breach of any of the representations, warranties, covenants, or other agreements contained in this Agreement by the Company (unless, the breach results primarily from an action or omission taken at the direction of the Majority Purchasers after the date of this Agreement), which material breach has not been cured by the Company within ten Business Days following written notification of such material breach; (iii) if the Standby Closing has not occurred on or before April 30, 2005 by reason of the failure of any condition precedent under Article 5 (unless the failure results primarily from a breach by any of the several Purchasers of any representation, warranty, covenant, or other agreement contained in this Agreement); or
      (iv) in the event any court of competent jurisdiction or any other Governmental or Regulatory Authority (other than the Bankruptcy Court) has issued a final and nonappealable Order permanently prohibiting the Transactions;

            (c) at any time prior to the Standby Closing, by the Company, upon written notice to the Purchasers, (i) in the event of a material breach of any of the representations, warranties, covenants, or other agreements contained in this Agreement by any Purchaser, and if in the case of a material breach of a covenant or an agreement, such Purchaser fails to cure such breach within ten Business Days following written notification of such breach to the several Purchasers by the Company; (ii) if the Standby Closing has not occurred on or before April 30, 2005 by reason of the failure of any condition precedent under Article 6 (unless the failure results primarily from a breach by the Company of any representation, warranty, covenant, or other agreement contained in this Agreement); or
      (iii) in the event any court of competent jurisdiction or any other Governmental or Regulatory Authority (other than the Bankruptcy Court) has issued a final and nonappealable Order permanently prohibiting the Transactions;

            (d) at any time prior to the Standby Closing, by any Purchaser or the Company if the Bankruptcy Court has issued an Order (including an Order denying confirmation of the Reorganization Plan) that has become final and nonappealable restricting or restraining in a material manner or enjoining or otherwise prohibiting or making illegal the consummation of any of the Transactions;

            (e) by any Purchaser if the Reorganization Plan is not confirmed by Order of the Bankruptcy Court confirming the Reorganization Plan pursuant to Section 1129 of the Bankruptcy Code on or before February 28, 2005;

            (f)   at any time prior to the Standby Closing, by the Company if
      (i) the Board of Directors of the Company has received a proposal to engage in a Competing Transaction, other than a Competing Transaction with all of the several Purchasers or their designees, that the Board of Directors of the Company determines in its good faith judgment (A) to be superior from a financial point of view to the holders of all Claims and interests in the Reorganization Case, taking into account factors as the Board of the Directors of the Company in good faith consider relevant, including the form of consideration, execution risk, and certainty of closing, and (B) to be reasonably capable of being completed, taking into account all financial, regulatory, legal, and other aspects of such Competing Transaction; (ii) in light of such Competing Transaction, the Board of Directors of the Company has determined in good faith, after consultation with outside counsel, that it is necessary for the Board of Directors of the Company to withdraw or modify its approval or recommendation of this Agreement and the Transactions in order to comply with its obligations under applicable Law ; (iii) the Company has notified the several Purchasers in writing of the determination described in clause
      (ii) above, and taking into account any revised proposal made by the several Purchasers within three Business Days following delivery of the notices described in this clause (iii), the Competing Transaction remains a superior transaction to the Transactions and the Board of Directors of the Company has again made the determination referred to in clause (i) above; and (iv) the Company has not breached its obligations under Section
      4.10 prior to entering into such definitive agreement with respect to a Competing Transaction;

            (g) at any time prior to the Standby Closing Date, by the Majority Purchasers, if (i) the Majority Purchasers inform the Company that any domestic or international event or act or occurrence has materially disrupted, or in their reasonable opinion will, in the immediate future, materially disrupt, the market for the Company's securities; or (ii) trading on the New York Stock Exchange or Nasdaq has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by the New York Stock Exchange or Nasdaq or by order of the SEC or any other Governmental or Regulatory Authority; or (iii) a banking moratorium has been declared by a Governmental or Regulatory Authority; or (iv) the United States becomes engaged in hostilities or there is a material escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States; or

            (h) If, after giving effect to any arrangements for the purchase of the Standby Securities of a defaulting Purchaser as provided in Section 1.06(a) and the exercise of the Company's right described in Section 1.06(b) to require non-defaulting Purchasers to purchase Standby Securities of the defaulting Purchaser, Standby Securities allotted to a defaulting Purchaser remain unpurchased, or if the Company does not exercise its right pursuant to Section 1.06(b) to require non-defaulting Purchasers to purchase Standby Securities of a defaulting Purchaser, then this Agreement will thereupon automatically terminate, without liability on the part of any non-defaulting Purchaser or the Company.

            8.02 Termination Fee. If this Agreement is terminated by the Majority Purchasers pursuant to Section 8.01(b)(i) and, within six months following such termination, the Company consummates a Competing Transaction, then the Company will pay to the several Purchasers, ratably in proportion to their Standby Funding Commitments, within two Business Days following the date of the consummation of such Competing Transaction, a termination fee of $600,000. If the Company terminates this Agreement pursuant to Section 8.01(f), then the Company will pay to the several Purchasers, ratably in proportion to their Standby Funding Commitments, upon the consummation of a Competing Transaction, a termination fee of $600,000. The parties agree that the fees required to be paid pursuant to this Section 8.02 are an integral part of the Transactions. If the Company fails to promptly pay the several Purchasers any fee due under this Section 8.02, the Company will pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Wells Fargo Bank, N.A. from the date such fee was first due.

            8.03 Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or any Purchaser except that the provisions of Section 8.02 and Articles 9 and 10 will continue to apply following any such termination. Nothing contained in this
Article 8 (except as provided in Section 8.01(h)) will relieve any party from any liability for damages actually incurred as the result of any breach of this Agreement, including consequential damages.

                                    ARTICLE 9
                                   DEFINITIONS

            9.01. Definitions. The following terms, when used in this Agreement with upper case initial letters, will have the following meanings:

"Actions or Proceedings" means any action, suit, proceeding, arbitration, or Governmental or Regulatory Authority investigation or audit.

"Affiliate" means, as applied to any Person (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (b) any other Person that owns or controls (i) 50% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 50% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Derivative Security within 60 days of the relevant date) of that Person or any of its Affiliates, or (c) any director, general partner, executive officer, or Person performing similar functions. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by contract, or otherwise.

"Agreement" means this Investment Agreement, the Exhibits and the Schedules to this Agreement, and the certificates and other documents delivered in connection with this Agreement, in each case as amended, modified, or supplemented from time to time in accordance with the terms of this Agreement.

"Assets and Properties" of any Person means all assets and properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise and wherever situated), including any goodwill related thereto, operated, owned, or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, and Intellectual Property.

"Audit" includes any audit, assessment of Taxes, reassessment of Taxes, or examination by any Taxing Authority or any judicial or administrative proceedings or appeal of such proceedings.

"Bankruptcy Code" means the United States Bankruptcy Code, codified in title 11 of the United States Code, as amended.

"Benefit Plan" means any (a) "employee benefit plan" as defined in Section 3(3) of ERISA and any other employee benefit plan, program, policy, or arrangement (written or oral), maintained, established, or to which contributions have at any time been made, by the Company, any Subsidiary or any predecessor or ERISA Affiliate, within six years prior to the date of this Agreement under which any employee, former employee, director, agent, or independent contractor of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage, or has benefit rights or with respect to which the Company or any Subsidiary has any Liability or any potential Liability and (b) any other Contract, plan, or policy of the Company or any Subsidiary providing fringe benefits, bonuses, deferred compensation, stock or stock options, performance shares, stock appreciation rights, or similar Contract, plan or policy.

"Books and Records" means all files, documents, instruments, papers, books, and records of the Company or the Subsidiaries relating to the Business or Condition of the

Company, including financial statements, Tax Returns, letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans, and environmental studies and plans.

"Business Day" means a day other than Saturday, Sunday, or any day on which banks located in the State of Texas are authorized or obligated to close.

"Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, cash flow, and Assets and Properties of the Company and its Subsidiaries, taken as a whole.

"Claims" means any claim against the Company or its Affiliates, as "claim" is defined in Bankruptcy Code Section 101(5).

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidentiality Agreements" means the confidentiality agreements between the Company and each of the several Purchasers as in effect on the date of this Agreement.

"Contract" will mean any License, evidence of Indebtedness, easement, mortgage, indenture, security agreement, royalty agreement or other binding agreement, arrangement, understanding, contract, or lease (whether written or oral).

"Credit Facility" means the Company's debtor-in-possession revolving credit facility in effect on the date of this Agreement with Wells Fargo Retail Finance, LLC.

"Derivative Security" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right, or other Contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity or ownership interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity or ownership interests of such Person, including any rights to participate in the equity, income, or election of directors or officers, (or similar functionaries) of such Person.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any entity treated as a single employer with the Company or any Subsidiary under Section 414 of the Code.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States, any foreign country, or any domestic or foreign state, county, city, or other political subdivision, and includes any stock exchange, quotation service, and the National Association of Securities Dealers and other self-regulatory organizations.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"Indebtedness" of any Person means all obligations (including principal, interest, premiums, penalties, and other amounts) of such Person (a) for borrowed money; (b) evidenced by notes, bonds, debentures, or similar instruments; (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business); and (d) under capital leases that would be treated as long-term debt under GAAP; and (e) in the nature of guarantees of the obligations described in clauses (a) through (c) above of any other Person.

"Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, internet domain names, copyrights and copyright rights, copyrightable works, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, customer lists, inventions, processes, formulas, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), databases, and any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering, and technical drawings, know-how, and all pending applications for and registrations of patents, trademarks, service marks, and copyrights or any of the foregoing, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, and other media on which any of the foregoing is stored.

"Investment Assets" means all debentures, notes, and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans, and other investment or portfolio assets owned of record or beneficially.

"IRS" means the United States Internal Revenue Service.

"Law" means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of the United States, any foreign country, or any domestic or foreign state, county, city, or other political subdivision or of any Governmental or Regulatory Authority.

"Leased Real Property" means all leasehold or subleasehold estates; oil, gas and mineral rights; and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of the Subsidiaries.

"Liabilities" means all Indebtedness, obligations, and other liabilities (and contingencies that have become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

"Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted or issued by any Governmental or Regulatory Authority.

"Liens" means any mortgage, pledge, assessment, security interest, lease, license, lien, adverse claim, levy, charge, joint ownership interest, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give any of the foregoing.

"Material Adverse Change" and "Material Adverse Effect" means any change or effect, as the case may be, arising from any fact, circumstance, or condition that has had or would be reasonably expected to have or cause, a material adverse change or effect on the Business or Condition of the Company, including customer, supplier, or employee relationships.

"New Common Stock" means the common stock of the Company authorized to be issued and outstanding under the Reorganization Plan.

"Old Common Stock" means the common stock, $.01 par value per share, of the Company authorized prior to the effective date of the Reorganization Plan.

"Operative Agreements" means all of the instruments, agreements, certificates and documents described to be executed and delivered by or on behalf of the Company, the Subsidiaries or any of the several Purchasers pursuant to the terms of this Agreement, including the Compensation Warrants, the Purchased Warrants, and the certificates and all attachments thereto required under Article V.

"Order" means any writ, judgment, decree, injunction, or similar order of any Governmental or Regulatory Authority or court (including any order entered in connection with the Reorganization Case) (in each such case whether preliminary or final).

"Owned Real Property" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto including air and water rights owned by the Company or any Subsidiary that are material to its business.

"Permitted Lien" means (a) any Lien for delinquent Taxes that are being contested diligently and in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) any minor imperfection of title or similar Lien that, individually or in the aggregate with other such Liens, does not materially impair the value of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company and the Subsidiaries and that do not secure obligations for borrowed money; (c) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent or that is being contested in diligently and good faith by Company (including mechanics' liens);
(d) rights of way, regulations, easements, restrictions, covenants, consents, reservations, encroachments, variations, mineral reservations, rights, licenses, and other similar restrictions and regulations imposed by any Governmental or Regulatory Authority, charges, encumbrances (whether or not recorded) on any real property that (i) do not interfere materially with the ordinary conduct of the business of the Company and (ii) do not materially impair the use of, or access from and to, the applicable Real Property; and (e) Liens granted to secure Indebtedness permitted to be incurred pursuant to, or Indebtedness contemplated by, this Agreement or to secure Indebtedness under the Credit Facility (which liens will be discharged as of the Standby Closing).

"Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other entity, trust, union, association, or Governmental or Regulatory Authority.

"Purchased Warrant" means the warrants in the form of Exhibit B, having an initial exercise price per Underlying Share of $.001, that may be issued by the Company to the several Purchasers at the Standby Closing.

"Real Property Leases" means all leases, subleases, licenses, concessions, and other Contracts pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

"Recalculated Standby Commitment Percentage" means the Standby Commitment Percentage of a Purchaser divided by the total Standby Commitment Percentages of non-defaulting Purchasers, pursuant to Section 1.06.

"Registrable Securities" means the Standby Shares, the shares of New Common Stock acquired by the several Purchasers in the Rights Offering, and the Underlying Shares issuable on exercise of the Warrants.

"Registration Statement" means collectively and individually, the Rights Offering Registration Statement and the Resale Registration Statement.

"Reorganization Plan" means the plan of reorganization of the Company (as amended from time to time as permitted under this Agreement) effecting the Transactions.

"Seasonal Credit Facility" means a seasonal over-advance under the Credit Facility or a new credit facility obtained by the Company to fund seasonal working capital requirements of the Company as provided in the Reorganization Plan.

"SEC" means the United States Securities and Exchange Commission or any successor Governmental or Regulatory Authority administering the Federal securities laws.

"Securities Act" means the Securities Act of 1933, as amended and any successor statute.

"Standby Commitment Percentage" for any Purchaser means the percentage derived by dividing (x) the Standby Funding Commitment of such Purchaser by (y) $25,000,000.00.

"Standby Funding Commitment" for any Purchaser means the amount set forth on
Schedule I for such Purchaser, as such amount may be adjusted pursuant to
Section 1.06(b), except that such adjustment will not apply to Section 1.06(b).

"Standby Purchase Price" means for each Standby Common Share and each Underlying Share subject to the Purchased Warrants, the exercise price for each right issued in the Rights Offering.

"Standby Securities" means the Standby Shares and the Purchased Warrants that are to be issued and sold by the Company to the several Purchasers at the Standby Closing.

"Standby Shares" means the shares of New Common Stock that are to be issued and sold by the Company to the several Purchasers at the Standby Closing pursuant to this Agreement.

"Strategic Transaction" means with respect to the Company or any material Subsidiary, any (a) merger, consolidation, or combination to which the Company or any material Subsidiary is a party; (b) any sale or other disposition of any capital stock or other equity or ownership interests of the Company or any material Subsidiary (whether or not the Company or such material Subsidiary is the transferor); (c) any tender offer (including a self-tender), exchange offer, recapitalization, liquidation, dissolution, or similar transaction with respect to the Company or any material Subsidiary; (d) any sale, dividend, distribution, or other disposition of all or a material portion of the Assets and Properties of the Company or any material Subsidiary; (e) any material investment in any Indebtedness or securities issued by the Company or any material Subsidiary; or
(f) the entering into of any Contract, or the granting of any rights or Derivative Securities, with respect to any of the foregoing.

"Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity or other ownership interest in, or the voting control of, such Person.

"Tax" or "Taxes" means all federal, state, local, or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax, or additional amounts with respect thereto.

"Taxing Authority" means any governmental agency, board, bureau, body, department, or authority of any United States federal, state, or local jurisdiction or any foreign jurisdiction, having or purporting to have jurisdiction with respect to any Tax.

"Tax Returns" means any and all returns, reports, and information statements relating or with respect to Taxes that are required to be filed with the IRS or any other Taxing Authority, whether domestic or foreign.

"Transactions" means the transactions contemplated by this Agreement and by the Operative Agreements, as set forth in this Agreement and the Operative Agreements.

"Treasury Regulations" means the regulations under the Code promulgated by the United States Treasury Department.

"Underlying Shares" means the shares of New Common Stock, or such other securities as provided pursuant to the terms of the Warrant, issuable on exercise of the Warrants.

"Unsubscribed Shares" means the shares of New Common Stock that are not duly subscribed for and paid for in the Rights Offering.

"Warrants" means the Compensation Warrants and the Purchased Warrants.

"Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding capital stock or other equity or ownership interests are owned by the Company or another Wholly-Owned Subsidiary of the Company.

            9.02  Rules of Construction.

            (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "Article," "Exhibit," "Schedule," or "Section" refer to the specified Article, Exhibit, Schedule, or Section of this Agreement; and (iv) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part of this Agreement. All accounting terms used in this Agreement and not expressly defined in this Agreement have the meanings given to them under GAAP.

            (b) When used in this Agreement, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person; (ii) with respect to any Person other than the Company, the actual knowledge of the directors, executive officers, general partners, and other similar Persons in a similar position or having similar powers and duties with such Person or its Affiliates; and,
      (iii) with respect to the Company, the actual knowledge of each individual who is an "officer" of the Company as such term is defined in Rule 16a-1 promulgated under the Exchange Act.

            (c) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions of this Agreement. The parties to this Agreement agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision of this Agreement. Accordingly, ambiguities in this Agreement, if any, will not be construed strictly or in favor of or against any party to this Agreement but rather will be given a fair and reasonable construction without regard to the rule of contra proferentum. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" will mean "including without limitation." The parties to this Agreement intend that each representation, warranty, and covenant contained in this Agreement will have independent significance. If any party to this Agreement has breached any representation, warranty, or covenant contained in this Agreement in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

            (d) As used in this Agreement, the term "material" and derivations of such term will have the same meaning ascribed to such term in the case law interpreting the meaning of "material" under the Exchange Act.

                                   ARTICLE 10
                                  MISCELLANEOUS

            10.01 Notices. All notices, requests, and other communications under this Agreement must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

      If to the Company, to:

            Gadzooks, Inc.
            4121 International Parkway
            Carrollton, Texas  75007
            Facsimile:  972.662.4290
            Attention:  Gerald Szczepanski
      with a copy to (which copy will not constitute notice):

            Akin Gump Strauss Hauer & Feld LLP
            1700 Pacific Avenue
            Suite 4100
            Dallas, Texas  75201
            Facsimile:  214.969.4343
            Attention:  Charles Gibbs

      If to the several Purchasers, to their addresses set forth on Schedule I.

      with a copy to (which copy will not constitute notice):

            Hughes & Luce LLP
            1717 Main Street
            Suite 2800
            Dallas, Texas 75201
            Facsimile: 214.939.5849
            Attention:  William B. Finkelstein

      All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.01, be deemed given upon delivery; (b) if delivered by facsimile transmission to the facsimile number referenced in this Section 10.01, be deemed given upon facsimile confirmation; (c) if delivered by mail in the manner described above to the address as provided in this Section 10.01, be deemed given on the earlier of the third Business Day following mailing or upon receipt; and (d) if delivered by overnight courier to the address referenced in this Section 10.01, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.01). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to each other party to this Agreement.

            10.02 Entire Agreement. This Agreement and the Operative Agreements, including the exhibits and schedules thereto, supersede all prior written, and all prior or contemporaneous oral, discussions, negotiations, and Contracts between the parties with respect to the subject matter of this Agreement and thereof and contain the sole and entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and thereof.

            10.03 Expenses. Whether or not the Transactions are consummated, the Company will pay upon demand and will hold each Purchaser that does not default in its obligations under this Agreement harmless against liability for the payment of: (a) stamp and other taxes which may be payable in respect of the issuance, delivery, or acquisition of any shares of New Common Stock under this Agreement (other than any amounts due and payable in connection with the issuance of certificates representing Standby Securities in a name other than that specified by each purchaser), and (b) all documented reasonable professional fees and expenses (including reasonable legal, accounting, consulting, travel, and other third-party fees and expenses) incurred by or on behalf of any Purchaser in connection with the Transactions (including in connection with performing due diligence and preparing, negotiating and executing this Agreement and the Operative Agreements), provided that should the aggregate of such professional fees and expenses exceed $300,000, then such reimbursement will be limited to $300,000 in the aggregate and prorated among the several Purchasers according to their Standby Funding Commitments, unless this Agreement is terminated by the Purchasers pursuant to and in accordance with Section 8.01(b)(i) or (ii), in which event such reimbursement obligation will not be limited. Notwithstanding the foregoing, if the Standby Closing does not occur and this Agreement is terminated by the Company pursuant to and accordance with Section 8.01(c)(i), then the Company will have no obligation to pay such professional fees and expenses. Other than the foregoing, each of the parties to this Agreement will bear its own costs and expenses incurred in connection with this Agreement, the Operative Agreements and the Transactions. Within three Business Days following the execution of this Agreement, the Company will file a motion in the Bankruptcy Court seeking approval of the Company's expense reimbursement obligations in Section 5.13 and the termination fee contained in Section 8.02, and will diligently prosecute such motions so as to obtain a final, non-appealable order from the Bankruptcy Court authorizing the expense reimbursement obligations in Section 5.13 and the termination fee contained in
Section 8.02 within 35 days of filing such motion.

            10.04 Waiver. No waiver by any party to this Agreement of any term or condition of this Agreement or any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, will be valid unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No such waiver, in any one or more instances, will be deemed to be or construed to extend to any prior or subsequent default, misrepresentations, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative, except as specifically provided in this Agreement.

            10.05 Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each Purchaser and the Company.

            10.06 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party to this Agreement and their respective successors and permitted assigns, and it is not the intention of the parties to this Agreement to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person, except as provided in Section 7.08.

            10.07 No Assignment; Binding Effect. The Company may not assign any right or interest or delegate any duties or obligations under this Agreement or under any of the Operative Agreements (by operation of law or otherwise) without the prior written consent of each Purchaser and any attempt to do so will be void. Any Purchaser may assign any right or interest under this Agreement or under any of the Operative Agreements to any Person that is not a competitor of the Company, and may delegate its duties under this Agreement only with the prior written consent of the Company, which will not be unreasonably withheld or delayed. Subject to the first sentence of this Section 10.07, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties to this Agreement and their respective successors and permitted assigns.

            10.08 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of any party to this Agreement under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible (as determined by a court of competent jurisdiction). Notwithstanding any rules of contract construction, (i) the parties disclaim any implied duty of reasonableness or commercial reasonableness in performing obligations under this Agreement; and (ii) the parties agree that no court will, and that no party will request any court or tribunal to, supply any term omitted from this Agreement.

            10.09 Governing Law. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

            10.10 Limited Recourse. Except as expressly set forth in this Agreement, (a) the obligations and Liabilities of the parties under this Agreement will be without recourse to any holder of stock or other ownership interests or member of such party, or any of their respective general or limited partners, Affiliates, directors, employees, officers, representatives, or agents (in each case in their capacity as such, but only if such Person is not also a party under this Agreement) and (b) no partner, member, or Affiliate of any Purchaser (unless such Affiliate is also a Purchaser under this Agreement) has made (or will be deemed to have made) any representations, warranties, or covenants (express or implied) under or in connection with this Agreement.

            10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and need not contain the signatures of more than one party, but all of which together will constitute one and the same instrument.

            10.12 Press Releases and Public Announcements. No party to this Agreement will issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Standby Closing without the prior approval of each of the Majority Purchasers and the Company, except that each Purchaser will have the right to consent to the use or disclosure of such Purchaser's name, except, in each case, as required by applicable Law or the request of any Governmental or Regulatory Authority.

            10.13 Absence of Understanding Between the Several Purchasers. The determination of each Purchaser to purchase the New Common Stock and Warrants pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects, or condition (financial or otherwise) of the Company or any of the Subsidiaries that may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that such Purchaser has not acted as an agent of the other Purchaser in connection with making its investment under this Agreement and such Purchaser will not be acting as an agent of such other Purchaser in connection with monitoring its investment under this Agreement. Nothing contained in this Agreement, and no action by any Purchaser pursuant to this Agreement, will be deemed to constitute the Purchasers as a group with respect to the U.S. securities laws. Each Purchaser confirms that it has independently participated in the negotiations of the transaction contemplated hereby with advice of separate counsel and advisors.

      IN WITNESS WHEREOF THIS AGREEMENT, the parties to this Agreement have executed this Agreement on the date first written above.

THE COMPANY:                         GADZOOKS, INC.

                                     By: /s/ Gerald R. Szczepanski
                                         --------------------------
                                     Name: Gerald R. Szczepanski
                                     Title: Chief Executive Officer

                                     SEVERAL PURCHASERS:

                                     GRYPHON MASTER FUND, L.P.

                                     By: Gryphon Partners, L.P.,
                                          its General Partner

                                        By: Gryphon Management Partners,
                                             L.P., its General Partner

                                            By: Gryphon Advisors, L.L.C.,
                                                 its General Partner

                                                By: /s/ Warren W. Garden
                                                   -----------------------------
                                                    Warren W. Garden,
                                                    Authorized Agent

                                     GSSF MASTER FUND, LP

                                     By: Gryphon Special Situations Fund, LP,
                                          its General Partner

                                        By: GSSF Management Partners, LP,
                                             its General Partner

                                            By: GSSF, LLC, its General Partner

                                                By: /s/ Warren W. Garden
                                                   ----------------------
                                                    Warren W. Garden,
                                                    Authorized Agent

                                     PISCES CAPITAL MANAGEMENT LLC
                                     On behalf of its affiliates and accounts

                                     By: /s/ Joshua Fischer
                                         ------------------
                                     Name: Joshua Fischer
                                     Title: Managing Member

                                     COUCHMAN PARTNERS, L.P.

                                     By: COUCHMAN CAPITAL LLC,
                                         Its General Partner

                                     By: /s/ Jonathan Couchman
                                        ------------------------------
                                        Jonathan Couchman,
                                        Member of the Management Board

                                     MELLON HBV ALTERNATIVE
                                     STRATEGIES, LLC

                                     By: /s/ Peter Cecchini
                                        -------------------------
                                     Name: Peter Cecchini
                                     Title: Managing Director

                                     WS VENTURES MANAGEMENT, L.P.
                                     as General Partner and/or agent and
                                     attorney-in-fact for WS Opportunity
                                     Fund, L.P.
                                     WS Opportunity Fund (QP), L.P., and
                                     WS Opportunity Fund International, Ltd.

                                     By: WSV Management, LLC,
                                         General Partner

                                     By: /s/ Patrick P. Walker
                                         -------------------------
                                         Patrick P. Walker, Member

                                     WS CAPITAL MANAGEMENT, L.P.,
                                     as General Partner and/or agent and
                                     attorney-in-fact for Walker
                                     Smith Capital, L.P.,
                                     Walker Smith Capital (QP), L.P.,
                                     Walker Smith International Fund, Ltd.

                                     By: WS Capital, LLC,
                                         General Partner

                                     By: /s/ G. Stacy Smith
                                         ----------------------
                                         G. Stacy Smith, Member

                                     LITESPEED MASTER FUND, LTD.

                                     By: Litespeed Management L.L.C.

                                     By: /s/ Jamie Zimmerman
                                         -------------------
                                         Jamie Zimmerman,
                                         Managing Partner

                                   SCHEDULE I

                               SEVERAL PURCHASERS

                                                               STANDBY        STANDBY
                                                               FUNDING       COMMITMENT
PURCHASER                          ADDRESS FOR NOTICES        COMMITMENT     PERCENTAGE
---------                          -------------------        ----------     ----------
Gryphon Master Fund, L.P.         100 Crescent Court          $ 7,000,000        28%
                                  Suite 490
                                  Dallas, Texas 75201

GSSF Master Fund, LP              100 Crescent Court          $ 2,000,000         8%
                                  Suite 490
                                  Dallas, Texas 75201

Pisces Capital Management LLC     950 Third Avenue            $ 3,000,000        12%
                                  29th Floor
                                  New York, NY 10022

Couchman Partners, L.P.           800 Third Avenue            $ 3,000,000        12%
                                  31st Floor
                                  New York, NY 10022

Mellon HBV Alternative            200 Park Avenue             $ 3,000,000        12%
Strategies, LLC                   Suite 3300
                                  New York, NY 10166

WS Ventures Management, L.P.      300 Crescent Court          $ 1,000,000         4%
                                  Suite 880
                                  Dallas, Texas 75201

WS Capital Management, L.P.       300 Crescent Court          $ 4,000,000        16%
                                  Suite 880
                                  Dallas, Texas 75201

Litespeed Master Fund, Ltd.       237 Park Avenue, Suite      $ 2,000,000         8%
                                  900
                                  New York, New York
                                  10017

                                  Total Standby Funding       $25,000,000       100%
                                  Commitments /
                                  Percentage

                                  SCHEDULE 5.11

                                 LEGAL OPINIONS

1.    Company is validly existing and in good standing

2. Company has power and authority to execute, deliver and perform the Agreement and the Operative Agreements

3.    Due authorization for Agreement, Operative Agreements and Transactions

4.    Enforceability of Agreement and Operative Agreements

5.    New stock will be validly issued, fully paid and nonassessable

6.    Warrants will be duly authorized and validly issued

7.    Rights will be duly authorized and validly issued

8. Execution, delivery and performance of Agreement and Operative Agreements do not violate applicable law, charter, bylaws

9. No consent, approval or authorization required in connection with, the execution delivery and performance of Agreement and Operative Documents

10.   Effectiveness of Registration Statement

11. Confirmation Order is a final order of the Bankruptcy Court of Plan of Reorganization

                                                                       EXHIBIT A

                         [FORM OF COMPENSATION WARRANT]

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

                                 GADZOOKS, INC.

                                     WARRANT

Warrant No. ___                                               Dated_______, 2005

      Gadzooks, Inc., a Texas corporation (the "Company"), hereby certifies that, for value received, [INSERT NAME OF HOLDER] or its registered assigns (including permitted transferees, the "Holder"), is entitled to purchase from the Company on the terms and conditions set forth in this Warrant up to a total of number of shares of Common Stock equal to the Warrant Number (as defined below), as adjusted from time to time as provided in Section 9), at the Exercise Price (as defined below), at any time and from time to time from and after the date of this Warrant through and including _________, 201[2] (the "Expiration Date"). This warrant (this "Warrant") is being issued pursuant to the Investment Agreement, dated as of October [__], 2004, between the Company and the parties named therein (the "Investment Agreement"). The right of the Holder to exercise this Warrant is subject to the satisfaction of the following conditions set forth in Section 4(a).

      1. Definitions. Capitalized terms not defined in this Warrant have the meanings given to them in the Investment Agreement. Other capitalized terms used in this Warrant and not otherwise defined will have the meanings set forth below:

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such specified Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

            "Common Stock" means the common stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date.

            "Exercise Price" means an amount per share equal to the exercise price per share of the rights to purchase Common Stock issued in the Rights Offering, and is adjusted as provided below.

            "Original Issue Date" means [___________], 2005.

            "Other Security" or Other Securities" refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person that the Holder of this Warrant at any time is entitled to receive, or has received upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time may be issuable, or have been issued, in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 9 of this Warrant or otherwise.

            "Person" means any individual and any court or other federal, state, local or other governmental authority or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

            "Principal Market" means, with respect to the Common Stock or any other security, the Nasdaq National Market, or, if the Common Stock or any other security is not traded on the Nasdaq National Market, then the principal securities exchange or trading market (including the over-the-market or any "bulletin-board" based market) for the Common Stock or such other security.

            "Warrant Number" means a number equal to [25% OF THE NUMBER OF SHARES SUBJECT TO THE RIGHTS OFFERING].

            "Warrant Shares" will mean shares of Common Stock and any Other Securities and Distributed Property (as defined in Section 9(d)) issued or issuable from time to time upon exercise of this Warrant.

            "Weighted Average Price" means, for any security for any period (and in the case of a single day, the first and last day in the period will be the same day), the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, on the first trading day of such period (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time, on the last trading day of such period (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume-at-Price" functions (ignoring any trade of more than 30,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations, and other similar transactions involving such security after the Original Issue Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, on the first trading day of such period (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time, on the last trading day of such period (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., averaged for each trading day during such period. If the Weighted Average Price cannot be calculated for such security for such period on any of the foregoing bases, the Weighted Average Price of the Common Stock or such security for such period will be the fair market value as mutually determined by the Company and the holders of the Purchased Warrants representing at least a majority of the Warrant Shares issuable upon exercise of the Purchased Warrants then outstanding. If the Company and the holders of the Purchased Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of the Purchased Warrants then outstanding are unable to agree upon the fair market value of the Common Stock or other such securities, then such dispute will be submitted by the Company promptly to an independent, reputable investment banking firm selected by lot from a list of such investment banks agreed to by the Company and the holders of the Purchased Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Purchased Warrants then outstanding. The Company will cause such investment banking firm to make the determination and notify the Company and the Holder of the results no later than two trading days from the time it receives the dispute. Such investment banking firm's determination will be deemed conclusive absent fraud or manifest error. All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, or other similar transaction during any period during which the Weighted Average Price is being determined.

      2. Registration of Warrant. The Company will register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder of this Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      3. Registration of Transfers. The Company will register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached to this Warrant as Appendix A duly completed and signed, to the Company at its address specified in this Warrant. Upon any such registration and transfer, a new warrant in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred will promptly (and in any event within two trading days) be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, will be issued to the transferring Holder. The acceptance of the New Warrant by the transferee will be deemed the acceptance by such transferee of all of the rights and obligations of a "Holder" of a Warrant as though named as a "Holder" of this Warrant in this Warrant.

      4. Exercise and Duration of Warrant.

            (a) This Warrant will be exercisable, in whole or in part, by the registered Holder at any time and from time to time on and after the Original Issue Date to and including the Expiration Date, subject to fulfillment of the conditions set forth below. At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior to the Expiration Date will be and become void and of no value.

            (b) A Holder may exercise this Warrant by delivering to the Company
(i) an exercise notice, in the form attached to this Warrant as Appendix B (the "Exercise Notice"), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below). The date such items are received by the Company is an "Exercise Date." Execution and delivery of the Exercise Notice will have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

            (c) The Holder will pay the Exercise Price, at the sole election of the Holder, (i) in cash, by certified bank check payable to the order of the Company, or by wire transfer of immediately available funds in accordance with the Company's instructions or (ii) by presenting and surrendering to the Company this Warrant, in which event the Company will issue to the Holder the number of Warrant Shares determined as follows:

                   X = Y [(A-B)/A]

                   where:

                   X = the number of Warrant Shares to be issued to the Holder upon such exercise;

                   Y = the number of Warrant Shares with respect to which this
                       Warrant is being exercised;

                   A = the Weighted Average Price per share of Common Stock on the on the trading day immediately preceding the date of the delivery of the Exercise Notice; and

                   B = the Exercise Price.

            (d) If an exercise of this Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the sole election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise will not be deemed effective until the consummation of such transaction.

            (e) Notwithstanding any other provision of this Warrant, in no event will the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates to exceed 9.99% of the outstanding shares of any class of equity securities of the Company following such exercise. For purposes of this Section 4, the aggregate number of shares of any class of equity securities of the Company beneficially owned by the Holder and its Affiliates will include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination is being made, but will exclude shares of Common Stock that would be issuable upon (i) exercise of any remaining Warrants that are not exercisable by their terms beneficially owned by the Holder and its Affiliates and (ii) exercise, conversion, or exchange of the unexercised, unconverted, or unexchanged portion of any other securities of the Company beneficially owned by the Holder and its Affiliates subject to a limitation on conversion, exercise, or exchange analogous to the limitation contained in this Section 4(e). Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership will be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "class of equity securities" will have the meaning of such term under Section 16(b) of the Exchange Act. The foregoing provisions of this Section 4(e) will be interpreted consistent with the intent of the Holder and the Company that beneficial ownership of, an exercise of rights under, this Warrant will not subject the Holder to Section 16 of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company will promptly, but in no event later than two trading days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock will be determined after giving effect to the conversion, exercise, or exchange of securities of the Company since the date as of which such number of outstanding shares of Common Stock was publicly reported.

      5. Delivery of Warrant Shares.

            (a) Upon exercise of this Warrant, the Company will promptly (and no later than the third trading day after the Exercise Date) issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise bearing an appropriate restrictive legend (only, and to the extent, if such legend is required by applicable law). The Holder, or any Person so designated by the Holder to receive the Warrant Shares, will be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

            (b) This Warrant is exercisable either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company will issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

      6. Charges, Taxes, and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses will be paid by the Company; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder. The Holder will be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise of this Warrant.

      7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen, or destroyed, the Company will promptly issue or cause to be issued in exchange and substitution for and upon cancellation of this Warrant, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

      8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Warrant Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as provided in this Warrant, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims and encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable will, upon issuance and the payment of the applicable Exercise Price in accordance with the terms of this Warrant, be duly and validly authorized, issued, fully paid, and nonassessable, free from all taxes, liens, claims, and encumbrances. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock or the Other Securities may be listed or quoted, as the case may be.

      9. Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

            (a) Stock Dividends and Distributions. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then, in each such case, the number of Warrant Share issuable on exercise of this Warrant will be proportionately increased and the Exercise Price will be multiplied by a fraction, (i) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (ii) the denominator of which will be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

            (b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the number of Warrant Shares issuable on exercise of this Warrant will be proportionately increased or decreased, as appropriate, the Exercise Price will be multiplied by a fraction,
(A) the numerator of which will be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which will be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) will become effective immediately after the effective date of such subdivision or combination.

            (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a transaction to which Section 9(e) applies) into shares of any other class of capital stock will be deemed:

                  (i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of capital stock for the purposes and within the meaning of this Section 9; and

                  (ii) if the outstanding shares of Common Stock are to be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change will be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

            (d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of securities of the same class as the Warrant Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, in each such case, the Holder, on exercise of this Warrant, will be entitled to receive with respect to each Warrant Share issuable under this Warrant as of the record date fixed for such distribution, the greatest per share amount of Distributed Property received by any holder of the same class of security as the Warrant Shares that is to receive such Distributed Property or that a holder of any class of security that is the same as the Warrant Shares that is to receive such Distributed Property is entitled to receive, and the Exercise Price in effect immediately prior to the record date fixed for determination of Persons entitled to receive such distribution and the Exercise Price thereafter applicable will be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which will be the Weighted Average Price per share of the Common Stock on such record date less the then fair market value per share of the Distributed Property distributed in respect of one outstanding share of Common Stock, together with any other Warrant Shares that a Holder has become entitled to receive with respect to one share of Common Stock subject to this Warrant after the Original Issue Date, (which value, if the Distributed Property is other than cash or marketable securities, will be as determined in the same manner as the Weighted Average Price in the event of a dispute as to such amount) and (B) the denominator of which will be the Weighted Average Price per share of the Common Stock (and all other Warrant Shares that a Holder has become entitled to receive with respect to one share of Common Stock subject to this Warrant after the Original Issuance Date) on such record date.

            (e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation or similar transaction of the Company with or into another Person, (ii) the Company effects any sale of all or a majority of its assets or income or revenue generating capacity in one or a series of related transactions, or (iii) there occurs any merger or similar transaction of another Person into the Company whereby the Warrant Shares are cancelled, converted, or reclassified into or exchanged for other securities, cash, or property (in any such case, a "Fundamental Transaction"), then, as a condition to the consummation of such Fundamental Transaction, the Company will (or, in the case of any Fundamental Transaction in which the Company is not the surviving Person, the Company will cause such other Person to) execute and deliver to the Holder a written instrument providing that:

                  (x) so long as any Warrant remains outstanding on such terms and subject to such conditions as will be nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction, will be exercisable into, in lieu of Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (the "Substituted Property") that would have been received in connection with such Fundamental Transaction by a holder of the number of Warrant Shares into which such Warrant was exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on exercise), assuming such holder of Warrant
Shares:

                        (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person; and

                        (B) failed to exercise such Holder's rights of election, if any, as to the kind or amount of securities, cash, and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash, or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock and each share constituting part of any class of Warrant Share held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election will not have been exercised (a "Non-Electing Share"), then, for the purposes of this Section 9(e), the kind and amount of securities, cash, and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share will be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

                  (y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holders in respect of Substituted Property will be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Warrant Shares under this Warrant.

            Such written instrument will provide for adjustments that, for events subsequent to the effective date of such written instrument, will be as nearly equivalent as may be practicable to the adjustments provided for in
Section 9. The above provisions of this Section 9(e) will similarly apply to successive Fundamental Transactions.

            (f) Calculations. All calculations under this Section 9 will be made to the nearest cent or the nearest 1/1000th of a share, as applicable. The number of shares of any class of capital stock outstanding at any given time will not include shares owned or held by or for the account of the Company, and the disposition of any such shares by the Company will be considered an issue or sale of capital stock.

            (g) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price will be required if such adjustment is less than $0.0001; provided, however, that any adjustments which by reason of this
Section 9(g) are not required to be made will be carried forward and taken into account for purposes of any subsequent adjustment.

            (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

            (i) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities, or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company; (ii) authorizes, approves, or enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction; or (iii) authorizes the voluntary dissolution, liquidation, or winding up of the affairs of the Company, then the Company will deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold any class of Warrant Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction.

            (j) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 9 that is not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the holders of the Purchased Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 9.

      10. Fractional Shares. The Company will not be required to issue or cause to be issued fractional Warrant Shares upon the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company will make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Weighted Average Price on the Exercise Date of one full Warrant Share.

      11. Listing on Securities Exchanges. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time lists any Common Stock on any Principal Market, the Company will, at its expense, simultaneously list the Warrant Shares (and maintain such listing) on such Principal Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and maintain such listing on any Principal Market any Other Securities, if and at the time that any securities of like class or similar type will be listed on such Principal Market by the Company.

      12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained in this Warrant or by an injunction against a violation of any of the terms of this Warrant or otherwise.

      13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) must be in writing and must be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications will be as set forth in the Investment Agreement entered into by and between the Company and the other Persons named on Schedule I thereto. Any notice or other communication given by means permitted by this Section 13 will be deemed given at the time of receipt.

      14. Warrant Agent. The Company will serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent will be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business will be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent will promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

      15. Miscellaneous.

            (a) This Warrant may be assigned by the Holder. The obligations of the Company under this Warrant may not be assigned or delegated by the Company, except to a successor in the event of a Fundamental Transaction that complies with the terms of this Warrant. This Warrant will be binding on and inure to the benefit of the parties to this Warrant and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant will be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

            (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof; (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, free from all taxes, liens, claims and encumbrances; and (iii) will not close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

            (c) THIS WARRANT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (d) The headings in this Warrant are for convenience only, do not constitute a part of this Warrant and will not be deemed to limit or affect any of the provisions of this Warrant.

            (e) If any provision of this Warrant is held to be illegal, invalid, or unenforceable under any present or future law or regulation, and if the rights or obligations of the Holder and the Company under this Warrant will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Warrant will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Warrant,
(c) the remaining provisions of this Warrant will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Warrant a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible (as determined by a court of competent jurisdiction).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                         GADZOOKS, INC.

                                         By:_________________________________
                                            Name:
                                            Title:

                                   APPENDIX A

                               FORM OF ASSIGNMENT

           (to be completed and signed only upon transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of Gadzooks, Inc. to which the within warrant relates and appoints __________________________ attorney to transfer said right on the books of Gadzooks, Inc. with full power of substitution in the premises.

Dated:____________                         _________________________________
                                   (Signature must conform in all respects to name of Holder as specified on face of the Warrant)

                                   Address of Transferee:

                                   __________________________

                                   __________________________

                                   __________________________

In the presence of:

________________________

                                   APPENDIX B

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase Warrant Shares under the foregoing Warrant)

To:   Gadzooks, Inc.

The undersigned is the Holder of Warrant No. 1 (the "WARRANT") issued by Gadzooks, Inc., a Texas corporation (the "COMPANY"). Capitalized terms used in this Notice of Exercise and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of _________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price will be made as (check one):

           Cash Exercise_______

           Cashless Exercise_______

4. If the Holder has elected a Cash Exercise, the Holder will pay the sum of $________ to the Company in accordance with the terms of the Warrant.

5. If the Holder has elected a Cashless Exercise, a certificate will be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is __________. The Company will pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Weighted Average Price on the Exercise Day, which product is
      _________.

              X = Y [(A-B)/A]

              where:

              X = the number of Warrant Shares to be issued to the Holder upon such cashless exercise;

              Y = the number of Warrant Shares with respect to which the Warrant is being exercised;

              A = the Weighted Average Price per share of Common Stock on the
                  Exercise Date; and

              B = the Exercise Price.

6. Following receipt of this Exercise Notice, the Company will deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

7. Following this exercise, the Warrant will be exercisable to purchase a total of __________ Warrant Shares.

Dated: _________                         Name of Holder:

                                         (Print)_______________________

                                         By:___________________________

                                         Name:_________________________

                                         Title:________________________

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)

                                                                       EXHIBIT B

                           [FORM OF PURCHASED WARRANT]

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE ACT AND OTHER APPLICABLE STATE LAWS AND RULES. NOTWITHSTANDING THE FOREGOING, THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS WARRANT OR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

                                 GADZOOKS, INC.

                                     WARRANT

Warrant No. ___                                               Dated_______, 2005

      Gadzooks, Inc., a Texas corporation (the "Company"), hereby certifies that, for value received, [INSERT NAME OF HOLDER] or its registered assigns (including permitted transferees, the "Holder"), is entitled to purchase from the Company on the terms and conditions set forth in this Warrant up to a total of number of shares of Common Stock equal to the Warrant Number (as defined below), as adjusted from time to time as provided in Section 9), at the Exercise Price (as defined below), at any time and from time to time from and after the date of this Warrant through and including _________, 201[5] (the "Expiration Date"). This warrant (this "Warrant") is being issued pursuant to the Investment Agreement, dated as of October [__], 2004, between the Company and the parties named therein (the "Investment Agreement").

      1. Definitions. The capitalized terms used in this Warrant and not otherwise defined will have the meanings set forth below:

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such specified Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

            "Common Stock" means the common stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date.

            "Exercise Price" means $.0001 per share, as such amount may be adjusted from time to time pursuant to Section 9.

            "Original Issue Date" means [___________], 2005.

            "Other Security" or "Other Securities" refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person that the Holder of this Warrant at any time is entitled to receive, or has received upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time may be issuable, or have been issued, in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 9 of this Warrant or otherwise.

            "Person" means any individual and any court or other federal, state, local or other governmental authority or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

            "Principal Market" means, with respect to the Common Stock or any other security, the Nasdaq National Market, or, if the Common Stock or any other security is not traded on the Nasdaq National Market, then the principal securities exchange or trading market (including the over-the-counter market or any "bulletin-board" based market) for the Common Stock or such other security.

            "Warrant Number" means _______.

            "Warrant Shares" will mean shares of Common Stock and Other Securities and Distributed Property (as defined in Section 9(d)) issued or issuable from time to time upon exercise of this Warrant.

            "Weighted Average Price" means, for any security for any period (and in the case of a single day, the first and last day in the period will be the same day), the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, on the first trading day of such period (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time, on the last trading day of such period (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume-at-Price" functions (ignoring any trade of more than 30,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations, and other similar transactions involving such security after the Original Issue Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, on the first trading day of such period (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time, on the last trading day of such period (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., averaged for each trading day during such period. If the Weighted Average Price cannot be calculated for such security for such period on any of the foregoing bases, the Weighted Average Price of the Common Stock or such security for such period will be the fair market value as mutually determined by the Company and the holders of the Purchased Warrants representing at least a majority of the Warrant Shares issuable upon exercise of the Purchased Warrants then outstanding. If the Company and the holders of the Purchased Warrants representing at least a majority of the shares of Common Stock issuable upon exercise of the Purchased Warrants then outstanding are unable to agree upon the fair market value of the Common Stock or other such securities, then such dispute will be submitted by the Company promptly to an independent, reputable investment banking firm selected by lot from a list of such investment banks agreed to by the Company and the holders of the Purchased Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Purchased Warrants then outstanding. The Company will cause such investment banking firm to make the determination and notify the Company and the Holder of the results no later than two trading days from the time it receives the dispute. Such investment banking firm's determination will be deemed conclusive absent fraud or manifest error. All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, or other similar transaction during any period during which the Weighted Average Price is being determined.

      2. Registration of Warrant. The Company will register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder of this Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

      3. Registration of Transfers. The Company will register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached to this Warrant as Appendix A duly completed and signed, to the Company at its address specified in this Warrant. Upon any such registration and transfer, a new warrant in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred will promptly (and in any event within two trading days) be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, will be issued to the transferring Holder. The acceptance of the New Warrant by the transferee will be deemed the acceptance by such transferee of all of the rights and obligations of a "Holder" of a Warrant as though named as a "Holder" of this Warrant in this Warrant.

      4. Exercise and Duration of Warrant.

            (a) This Warrant will be exercisable, in whole or in part, by the registered Holder at any time and from time to time on and after the Original Issue Date to and including the Expiration Date. At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior to the Expiration Date will be and become void and of no value.

            (b) A Holder may exercise this Warrant by delivering to the Company
(i) an exercise notice, in the form attached to this Warrant as Appendix B (the "Exercise Notice"), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below). The date such items are received by the Company is an "Exercise Date." Execution and delivery of the Exercise Notice will have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

            (c) The Holder will pay the Exercise Price, at the sole election of the Holder, (i) in cash, by certified bank check payable to the order of the Company, or by wire transfer of immediately available funds in accordance with the Company's instructions or (ii) by presenting and surrendering to the Company this Warrant, in which event the Company will issue to the Holder the number of Warrant Shares determined as follows:

                   X = Y [(A-B)/A]

                   where:

                   X = the number of Warrant Shares to be issued to the Holder upon such exercise;

                   Y = the number of Warrant Shares with respect to which this
                       Warrant is being exercised;

                   A = the Weighted Average Price per share of Common Stock on the on the trading day immediately preceding the date of the delivery of the Exercise Notice; and

                   B = the Exercise Price.

            (d) If an exercise of this Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the sole election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise will not be deemed effective until the consummation of such transaction.

            (e) Notwithstanding any other provision of this Warrant, in no event will the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares that, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its Affiliates to exceed 9.99% of the outstanding shares of any class of equity securities of the Company following such exercise. For purposes of this Section 4, the aggregate number of shares of any class of equity securities of the Company beneficially owned by the Holder and its Affiliates will include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination is being made, but will exclude shares of Common Stock that would be issuable upon (i) exercise of any remaining, Warrants that are not exerciseable by their terms beneficially owned by the Holder and its Affiliates and (ii) exercise, conversion, or exchange of the unexercised, unconverted, or unexchanged portion of any other securities of the Company beneficially owned by the Holder and its Affiliates subject to a limitation on conversion, exercise, or exchange analogous to the limitation contained in this Section 4(e). Except as set forth in the preceding sentence, for purposes of this Section 4(e), beneficial ownership will be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "class of equity securities" will have the meaning of such term under Section 16(b) of the Exchange Act. The foregoing provisions of this Section 4(e) will be interpreted consistent with the intent of the Holder and the Company that beneficial ownership of, an exercise of rights under, this Warrant will not subject the Holder to Section 16 of the Exchange Act. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company will promptly, but in no event later than two trading days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock will be determined after giving effect to the conversion, exercise, or exchange of securities of the Company since the date as of which such number of outstanding shares of Common Stock was publicly reported.

      5. Delivery of Warrant Shares.

            (a) Upon exercise of this Warrant, the Company will promptly (and no later than the third trading day after the Exercise Date) issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise bearing an appropriate restrictive legend (only, and to the extent, if such legend is required by applicable law). The Holder, or any Person so designated by the Holder to receive the Warrant Shares, will be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.

            (b) This Warrant is exercisable either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company will issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

      6. Charges, Taxes, and Expenses. Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses will be paid by the Company; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder. The Holder will be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise of this Warrant.

      7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen, or destroyed, the Company will promptly issue or cause to be issued in exchange and substitution for and upon cancellation of this Warrant, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.

      8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Warrant Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as provided in this Warrant, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims and encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable will, upon issuance and the payment of the applicable Exercise Price in accordance with the terms of this Warrant, be duly and validly authorized, issued, fully paid, and nonassessable, free from all taxes, liens, claims, and encumbrances. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided in this Warrant without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock or the Other Securities may be listed or quoted, as the case may be.

      9. Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

            (a) Stock Dividends and Distributions. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then, in each such case, the number of Warrant Share issuable on exercise of this Warrant will be proportionately increased and the Exercise Price will be multiplied by a fraction, (i) the numerator of which will be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (ii) the denominator of which will be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

            (b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then, in each such case, the number of Warrant Shares issuable on exercise of this Warrant will be proportionately increased or decreased, as appropriate, and the Exercise Price will be multiplied by a fraction, (A) the numerator of which will be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which will be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) will become effective immediately after the effective date of such subdivision or combination.

            (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a transaction to which Section 9(e) applies) into shares of any other class of capital stock will be deemed:

                  (i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of capital stock for the purposes and within the meaning of this Section 9; and

                  (ii) if the outstanding shares of Common Stock are to be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change will be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).

            (d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of securities of the same class as the Warrant Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, in each such case, the Holder, on exercise of this Warrant, will be entitled to receive with respect to each Warrant Share issuable under this Warrant as of the record date fixed for such distribution, the greatest per share amount of Distributed Property received by any holder of the same class of security as the Warrant Shares that is to receive such Distributed Property or that a holder of any class of security that is the same as the Warrant Shares that is to receive such Distributed Property is entitled to receive, and the Exercise Price in effect immediately prior to the record date fixed for determination of Persons entitled to receive such distribution and the Exercise Price thereafter applicable will be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which will be the Weighted Average Price per share of the Common Stock on such record date less the then fair market value per share of the Distributed Property distributed in respect of one outstanding share of Common Stock, together with any other Warrant Shares that a Holder has become entitled to receive with respect to one share of Common Stock subject to this Warrant after the Original Issue Date, (which value, if the Distributed Property is other than cash or marketable securities, will be as determined in the same manner as the Weighted Average Price in the event of a dispute as to such amount) and (B) the denominator of which will be the Weighted Average Price per share of the Common Stock (and all other Warrant Shares that a Holder has become entitled to receive with respect to one share of Common Stock subject to this Warrant after the Original Issuance Date) on such record date.

            (e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation or similar transaction of the Company with or into another Person, (ii) the Company effects any sale of all or a majority of its assets or income or revenue generating capacity in one or a series of related transactions, or (iii) there occurs any merger or similar transaction of another Person into the Company whereby the Warrant Shares are cancelled, converted, or reclassified into or exchanged for other securities, cash, or property (in any such case, a "Fundamental Transaction"), then, as a condition to the consummation of such Fundamental Transaction, the Company will (or, in the case of any Fundamental Transaction in which the Company is not the surviving Person, the Company will cause such other Person to) execute and deliver to the Holder a written instrument providing that:

                  (x) so long as any Warrant remains outstanding on such terms and subject to such conditions as will be nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction, will be exercisable into, in lieu of Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (the "Substituted Property") that would have been received in connection with such Fundamental Transaction by a holder of the number of Warrant Shares into which such Warrant was exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on exercise), assuming such holder of Warrant
Shares:

                        (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person; and

                        (B) failed to exercise such Holder's rights of election, if any, as to the kind or amount of securities, cash, and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash, or other property receivable in connection with such Fundamental

Transaction is not the same for each share of Common Stock and each share constituting part of any class of Warrant Share held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election will not have been exercised (a "Non-Electing Share"), then, for the purposes of this Section 9(e), the kind and amount of securities, cash, and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share will be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and

                  (y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holders in respect of Substituted Property will be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Warrant Shares under this Warrant.

            Such written instrument will provide for adjustments that, for events subsequent to the effective date of such written instrument, will be as nearly equivalent as may be practicable to the adjustments provided for in
Section 9. The above provisions of this Section 9(e) will similarly apply to successive Fundamental Transactions.

            (f) Calculations. All calculations under this Section 9 will be made to the nearest cent or the nearest 1/1000th of a share, as applicable. The number of shares of any class of capital stock outstanding at any given time will not include shares owned or held by or for the account of the Company, and the disposition of any such shares by the Company will be considered an issue or sale of capital stock.

            (g) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price will be required if such adjustment is less than $0.0001; provided, however, that any adjustments which by reason of this
Section 9(g) are not required to be made will be carried forward and taken into account for purposes of any subsequent adjustment.

            (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company's Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.

            (i) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities, or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company; (ii) authorizes, approves, or enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction; or (iii) authorizes the voluntary dissolution, liquidation, or winding up of the affairs of the Company, then the Company will deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold any class of Warrant Shares in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction.

            (j) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 9 that is not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the holders of the Purchased Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 9.

      10. Fractional Shares. The Company will not be required to issue or cause to be issued fractional Warrant Shares upon the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable upon exercise of this Warrant, the Company will make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Weighted Average Price on the Exercise Date of one full Warrant Share.

      11. Listing on Securities Exchanges. In furtherance and not in limitation of any other provision of this Warrant, if the Company at any time lists any Common Stock on any Principal Market, the Company will, at its expense, simultaneously list the Warrant Shares (and maintain such listing) on such Principal Market, upon official notice of issuance following the exercise of this Warrant; and the Company will so list, register and maintain such listing on any Principal Market any Other Securities, if and at the time that any securities of like class or similar type will be listed on such Principal Market by the Company.

      12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained in this Warrant or by an injunction against a violation of any of the terms of this Warrant or otherwise.

      13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) must be in writing and must be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications will be as set forth in the Investment Agreement entered into by and between the Company and the Persons named on Schedule I thereto. Any notice or other communication given by means permitted by this
Section 13 will be deemed given at the time of receipt.

      14. Warrant Agent. The Company will serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent will be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business will be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent will promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

      15. Miscellaneous.

            (a) This Warrant may be assigned by the Holder. The obligations of the Company under this Warrant may not be assigned or delegated by the Company, except to a successor in the event of a Fundamental Transaction that complies with the terms of this Warrant. This Warrant will be binding on and inure to the benefit of the parties to this Warrant and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant will be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy, or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

            (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof; (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, free from all taxes, liens, claims and encumbrances; and (iii) will not close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

            (c) THIS WARRANT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

            (d) The headings in this Warrant are for convenience only, do not constitute a part of this Warrant and will not be deemed to limit or affect any of the provisions of this Warrant.

            (e) If any provision of this Warrant is held to be illegal, invalid, or unenforceable under any present or future law or regulation, and if the rights or obligations of the Holder and the Company under this Warrant will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Warrant will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Warrant,
(c) the remaining provisions of this Warrant will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Warrant a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible (as determined by a court of competent jurisdiction).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                         GADZOOKS, INC.

                                         By:________________________________
                                            Name:
                                            Title:

                                   APPENDIX A

                               FORM OF ASSIGNMENT

           (to be completed and signed only upon transfer of Warrant)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the right represented by the within Warrant to purchase _____________ shares of Common Stock of Gadzooks, Inc. to which the within warrant relates and appoints __________________________ attorney to transfer said right on the books of Gadzooks, Inc. with full power of substitution in the premises.

Dated:____________                                 ________________________
                                         (Signature must conform in all respects
                                         to name of Holder as specified on face
                                         of the Warrant)

                                         Address of Transferee:

                                         ___________________________

                                         ___________________________

                                         ___________________________

In the presence of:

________________________

                                   APPENDIX B

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase Warrant Shares under the foregoing Warrant)

To:  Gadzooks, Inc.

The undersigned is the Holder of Warrant No. 1 (the "WARRANT") issued by Gadzooks, Inc., a Texas corporation (the "COMPANY"). Capitalized terms used in this Notice of Exercise and not otherwise defined have the respective meanings set forth in the Warrant.

1. The Warrant is currently exercisable to purchase a total of _________ Warrant Shares.

2. The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3. The Holder intends that payment of the Exercise Price will be made as (check one):

            Cash Exercise_______

            Cashless Exercise_______

4. If the Holder has elected a Cash Exercise, the Holder will pay the sum of $________ to the Company in accordance with the terms of the Warrant.

5. If the Holder has elected a Cashless Exercise, a certificate will be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is __________. The Company will pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Weighted Average Price on the Exercise Day, which product is
      _________.

              X = Y [(A-B)/A]

              where:

              X = the number of Warrant Shares to be issued to the Holder upon such cashless exercise;

              Y = the number of Warrant Shares with respect to which the Warrant is being exercised;

              A = the Weighted Average Price per share of Common Stock on the
                  Exercise Date; and

              B = the Exercise Price.

6. Following receipt of this Exercise Notice, the Company will deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

7. Following this exercise, the Warrant will be exercisable to purchase a total of __________ Warrant Shares.

Dated: _________                         Name of Holder:

                                         (Print)_____________________

                                         By:_________________________

                                         Name:_______________________

                                         Title:______________________

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)